EXHIBIT 10.26


                   SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION
                           REVOLVING CREDIT AGREEMENT


                           Dated as of January 9, 2003

                                      among

                              KASPER A.S.L., LTD.,
                       AS DEBTOR AND DEBTOR-IN-POSSESSION,

                                   as Borrower

                                       and

          THE SUBSIDIARIES OF THE BORROWER PARTY HERETO AS GUARANTORS,
                      AS DEBTORS AND DEBTORS-IN-POSSESSION

                                       and

             THE LENDERS AND ISSUERS FROM TIME TO TIME PARTY HERETO

                                       and

                               CITICORP USA, INC.,

                             as Administrative Agent

                                      * * *

                               CITICORP USA, INC.,

                          as Arranger and Book Manager



                                    JONES DAY
                              222 EAST 41ST STREET
                          NEW YORK, NEW YORK 10017-6702

                                TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE I                 DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS...............................................2

           Section 1.1         Defined Terms.............................................................................2

           Section 1.2         Computation of Time Periods..............................................................36

           Section 1.3         Accounting Terms and Principles..........................................................36

           Section 1.4         Certain Terms............................................................................37

ARTICLE II                THE FACILITY..................................................................................37

           Section 2.1         The Revolving Credit Commitments.........................................................37

           Section 2.2         Borrowing Procedures.....................................................................38

           Section 2.3         Swing Loans..............................................................................39

           Section 2.4         Letters of Credit........................................................................40

           Section 2.5         Reduction and Termination of the Revolving Credit Commitments............................45

           Section 2.6         Repayment of Loans.......................................................................45

           Section 2.7         Evidence of Debt.........................................................................45

           Section 2.8         Optional Prepayments.....................................................................46

           Section 2.9         Mandatory Prepayments....................................................................46

           Section 2.10        Interest.................................................................................47

           Section 2.11        Conversion/Continuation Option...........................................................48

           Section 2.12        Fees.....................................................................................49

           Section 2.13        Payments and Computations................................................................50

           Section 2.14        Special Provisions Governing Eurodollar Rate Loans.......................................53

           Section 2.15        Capital Adequacy.........................................................................55

           Section 2.16        Taxes....................................................................................55

           Section 2.17        Substitution of Lenders..................................................................57

ARTICLE III               CONDITIONS TO LOANS AND LETTERS OF CREDIT.....................................................58

           Section 3.1         Conditions Precedent to Initial Loans and Letters of Credit..............................58

           Section 3.2         Conditions Precedent to Each Loan and Letter of Credit...................................61

ARTICLE IV                REPRESENTATIONS AND WARRANTIES................................................................62

           Section 4.1         Corporate Existence; Compliance with Law.................................................62

           Section 4.2         Corporate Power; Authorization; Enforceable Obligations..................................62

           Section 4.3         Ownership of Borrowers; Subsidiaries.....................................................63


                                       i

                               TABLE OF CONTENTS
                                  (CONTUNIED)

           Section 4.4         Financial Statements.....................................................................64

           Section 4.5         Material Adverse Effect..................................................................64

           Section 4.6         Litigation...............................................................................64

           Section 4.7         Taxes....................................................................................65

           Section 4.8         Full Disclosure..........................................................................65

           Section 4.9         Margin Regulations.......................................................................65

           Section 4.10        No Burdensome Restrictions; No Defaults..................................................66

           Section 4.11        Investment Company Act; Public Utility Holding Company Act...............................66

           Section 4.12        Use of Proceeds..........................................................................66

           Section 4.13        Insurance................................................................................67

           Section 4.14        Labor Matters............................................................................67

           Section 4.15        ERISA....................................................................................67

           Section 4.16        Environmental Matters....................................................................68

           Section 4.17        Reserved.................................................................................68

           Section 4.18        Title; Real Property.....................................................................68

           Section 4.19        Secured, Super-Priority Obligations......................................................69

           Section 4.20        Deposit Accounts; Control Accounts.......................................................71

           Section 4.21        Title; No Other Liens....................................................................71

           Section 4.22        Pledged Collateral.......................................................................71

           Section 4.23        Intellectual Property....................................................................72

ARTICLE V                 FINANCIAL COVENANTS...........................................................................72

           Section 5.1         Maximum Leverage Ratio...................................................................72

           Section 5.2         Minimum Fixed Charge Coverage Ratio......................................................73

           Section 5.3         Minimum EBITDA...........................................................................73

           Section 5.4         Reserved.................................................................................74

           Section 5.5         Capital Expenditures.....................................................................74

ARTICLE VI                REPORTING COVENANTS...........................................................................75

           Section 6.1         Financial Statements.....................................................................75

           Section 6.2         Default Notices..........................................................................77

           Section 6.3         Litigation...............................................................................77



                                       ii

                               TABLE OF CONTENTS
                                  (CONTUNIED)

           Section 6.4         Asset Sales..............................................................................77

           Section 6.5         Reserved.................................................................................78

           Section 6.6         SEC Filings; Press Releases..............................................................78

           Section 6.7         Labor Relations..........................................................................78

           Section 6.8         Tax Returns..............................................................................78

           Section 6.9         Insurance................................................................................78

           Section 6.10        ERISA Matters............................................................................78

           Section 6.11        Environmental Matters....................................................................79

           Section 6.12        Borrowing Base Determination.............................................................79

           Section 6.13        Other Information........................................................................80

ARTICLE VII               AFFIRMATIVE COVENANTS.........................................................................80

           Section 7.1         Preservation of Corporate Existence, Etc.................................................80

           Section 7.2         Compliance with Laws, Etc................................................................80

           Section 7.3         Conduct of Business......................................................................81

           Section 7.4         Payment of Taxes, Etc....................................................................81

           Section 7.5         Maintenance of Insurance.................................................................81

           Section 7.6         Access...................................................................................81

           Section 7.7         Keeping of Books.........................................................................81

           Section 7.8         Maintenance of Properties, Etc...........................................................82

           Section 7.9         Application of Proceeds..................................................................82

           Section 7.10        Environmental............................................................................82

           Section 7.11        Control Accounts; Blocked Accounts; Lockbox Account......................................82

           Section 7.12        Factoring Agreement......................................................................83

ARTICLE VIII              NEGATIVE COVENANTS............................................................................83

           Section 8.1         Indebtedness.............................................................................83

           Section 8.2         Liens, Etc...............................................................................84

           Section 8.3         Investments..............................................................................85

           Section 8.4         Sale of Assets...........................................................................85

           Section 8.5         Restricted Payments......................................................................86

           Section 8.6         Restriction on Fundamental Changes.......................................................86


                                      iii

                               TABLE OF CONTENTS
                                  (CONTUNIED)

           Section 8.7         Change in Nature of Business.............................................................87

           Section 8.8         Transactions with Affiliates.............................................................87

           Section 8.9         Restrictions on Subsidiary Distributions; No New Negative Pledge.........................87

           Section 8.10        Modification of Constituent Documents....................................................88

           Section 8.11        Accounting Changes; Fiscal Year..........................................................88

           Section 8.12        Margin Regulations.......................................................................88

           Section 8.13        Operating Leases; Sale/Leasebacks........................................................88

           Section 8.14        Prepayment or Modification of Prepetition Indebtedness...................................88

           Section 8.15        No Speculative Transactions..............................................................88

           Section 8.16        Compliance with ERISA....................................................................89

           Section 8.17        Environmental............................................................................89

           Section 8.18        Chapter 11 Claims........................................................................89

           Section 8.19        The Order................................................................................89

ARTICLE IX                EVENTS OF DEFAULT.............................................................................89

           Section 9.1         Events of Default........................................................................89

           Section 9.2         Remedies.................................................................................91

           Section 9.3         Actions in Respect of Letters of Credit..................................................92

ARTICLE X                 GUARANTY......................................................................................92

           Section 10.1        The Guaranty.............................................................................92

           Section 10.2        Nature of Liability......................................................................92

           Section 10.3        Independent Obligation...................................................................93

           Section 10.4        Authorization............................................................................93

           Section 10.5        Reliance.................................................................................94

           Section 10.6        Subordination............................................................................94

           Section 10.7        Waiver...................................................................................94

           Section 10.8        Limitation on Enforcement................................................................95

ARTICLE XI                SECURITY......................................................................................95

           Section 11.1        Security.................................................................................95

           Section 11.2        Perfection of Security Interests.........................................................97

           Section 11.3        Rights of Lender; Limitations on Lenders' Obligations....................................98


                                       iv

                               TABLE OF CONTENTS
                                  (CONTUNIED)

           Section 11.4        Covenants of the Grantors with Respect to Collateral.....................................99

           Section 11.5        Performance by Agent of the Grantors' Obligations.......................................103

           Section 11.6        Limitation on Agent's Duty in Respect of Collateral.....................................104

           Section 11.7        Remedies, Rights Upon Default...........................................................104

           Section 11.8        The Administrative Agent's Appointment as Attorney-in-Fact..............................106

           Section 11.9        Modifications...........................................................................108

ARTICLE XII               THE ADMINISTRATIVE AGENT; THE ARRANGER.......................................................109

           Section 12.1        Authorization and Action................................................................109

           Section 12.2        Agent's Reliance, Etc...................................................................110

           Section 12.3        The Administrative Agent Individually...................................................110

           Section 12.4        Lender Credit Decision..................................................................110

           Section 12.5        Indemnification.........................................................................111

           Section 12.6        Successor Agent.........................................................................111

           Section 12.7        The Arranger............................................................................111

ARTICLE XIII              MISCELLANEOUS................................................................................112

           Section 13.1        Amendments, Waivers, Etc................................................................112

           Section 13.2        Assignments and Participations..........................................................113

           Section 13.3        Costs and Expenses......................................................................115

           Section 13.4        Indemnities.............................................................................116

           Section 13.5        Limitation of Liability.................................................................118

           Section 13.6        Right of Set-off........................................................................118

           Section 13.7        Sharing of Payments, Etc................................................................119

           Section 13.8        Notices, Etc............................................................................119

           Section 13.9        No Waiver; Remedies.....................................................................120

           Section 13.10       Binding Effect..........................................................................120

           Section 13.11       Governing Law...........................................................................120

           Section 13.12       Submission to Jurisdiction; Service of Process..........................................121

           Section 13.13       Waiver of Jury Trial....................................................................121

           Section 13.14       Marshaling; Payments Set Aside..........................................................121

           Section 13.15       Section Titles..........................................................................122


                                       v

                               TABLE OF CONTENTS
                                  (CONTUNIED)

           Section 13.16       Execution in Counterparts...............................................................122

           Section 13.17       Entire Agreement........................................................................122

           Section 13.18       Limited Disclosure......................................................................122

           Section 13.19       Exit Facility...........................................................................123



Schedules
---------

Schedule I    -    Revolving Credit Commitments
Schedule II   -    Applicable Lending Offices and Addresses for Notices
Schedule 4.2  -    Consents
Schedule 4.3  -    Ownership of Subsidiaries
Schedule 4.4  -    Financial Statements
Schedule 4.7  -    Tax
Schedule 4.10 -    Events of Default
Schedule 4.14 -    Labor Matters
Schedule 4.15 -    List of Plans
Schedule 4.16 -    Environmental Matters
Schedule 4.18 -    Real Property
Schedule 4.20 -    Deposit Accounts and Control Accounts
Schedule 4.22 -    Pledged Collateral
Schedule 4.23 -    Material Intellectual Property
Schedule 8.1  -    Existing Indebtedness
Schedule 8.2  -    Existing Liens
Schedule 8.3  -    Existing Investments


Exhibits
--------

Exhibit A  -    Form of Assignment and Acceptance
Exhibit B  -    Form of Revolving Credit Note
Exhibit C  -    Form of Notice of Borrowing
Exhibit D  -    Form of Swing Loan Request
Exhibit E  -    Form of Letter of Credit Request
Exhibit F  -    Form of Borrowing Base Certificate
Exhibit G  -    Form of Notice of Conversion or Continuation
Exhibit H  -    Form of Opinion of Counsel for the Grantors
Exhibit I  -    Form of Compliance Certificate
Exhibit J  -    Form of Order
Exhibit K  -    Form of Blocked Account Letter
Exhibit L  -    Form of Control Account Letter
Exhibit M  -    Form of Lockbox Account Agreement
Exhibit N  -    Form of Pledge Amendment
Exhibit O  -    Form of Consent Agreement
Exhibit P  -    Form of Acknowledgment Agreement
Exhibit Q  -    Form of Landlord Lien Waiver Agreement

           SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT, dated as of January 9, 2003, among KASPER A.S.L., LTD., a Delaware corporation, as debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as defined below) (the "Borrower"), the Subsidiaries (as defined below) of the Borrower listed on the signature pages hereof as Guarantors, as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code (the "Guarantors"), the Lenders (as defined below), the Issuers (as defined below) and CITICORP USA, INC. ("Citibank"), as administrative agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and in its capacity as arranger and book manager (in such capacity, the "Arranger").

                              W I T N E S S E T H:

           WHEREAS, on February 5, 2002, (the "Petition Date"), the Borrower and the Guarantors each filed a voluntary petition for relief (collectively, the "Cases") under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

           WHEREAS, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code; and

           WHEREAS, the Borrower has requested that the Lenders and the Issuers provide a secured super-priority revolving credit facility of up to $100,000,000 (with a sub-facility for letters of credit) in order to (i) refinance any amounts outstanding under the Existing DIP Facility currently being provided to the Borrower and its Subsidiaries, (ii) provide financing for working capital, letters of credit, capital expenditures and other general corporate purposes, for the continued operation of the Borrower's and the Guarantors' businesses as debtors and debtors-in-possession under the Bankruptcy Code and the continued operations of the Borrower's non-debtor Subsidiaries, and (iii) pay related transaction costs, fees and expenses; and

           WHEREAS, the Borrower has requested that, upon emergence from bankruptcy, the Lenders and the Issuers provide the Exit Facility in order to
(i) refinance any amounts outstanding under the Facility, (ii) provide financing for working capital, letters of credit, capital expenditures and other general corporate purposes, (iii) make certain payments contemplated by the Plan, and
(iv) pay related transaction costs, fees and expenses; and

           WHEREAS, each of the Guarantors has agreed to guaranty the obligations of the Borrower hereunder and each of the Borrower and the Guarantors has agreed to secure its obligations to the Lenders and the Issuers hereunder with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein; and

           WHEREAS, the Lenders and the Issuers are willing to make available to the Borrower such post-petition loans and other extensions of credit upon the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

           SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Account" means any "account" as specified in Article 9 of the UCC, whether due or to become due, whether or not the right of payment has been earned by performance, and whether now owned or hereafter acquired or arising in the future.

           "Account Debtor" has the meaning specified in Article 9 of the UCC.

           "Accounts Receivable" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Grantor's right, title and interest, if any, in any goods or other property giving rise to such right to payment, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, Liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired, and all Accounts Receivable Records.

           "Accounts Receivable Records" means (a) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Accounts Receivable, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or lenders, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written, electronic or other non-written forms of information related in any way to the foregoing or any Accounts Receivable.

           "Acknowledgment Agreement" means (i) an Acknowledgment Agreement, substantially in the form of Exhibit P hereto (or such other form as shall be reasonably acceptable to the Administrative Agent), among a Grantor, such Grantor's freight forwarder or warehouseman, as the case may be, and the Administrative Agent or (ii) a Landlord Lien Waiver Agreement, substantially in the form of Exhibit Q hereto (or such other form as shall be reasonably acceptable to the Administrative Agent), among a Grantor, such Grantor's landlord and the Administrative Agent.

           "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property. For the avoidance of doubt, Additional Pledged Collateral shall not include, and the Grantors shall not be required to grant a security interest in, (i) the Stock of any Person that becomes a Foreign Subsidiary after the Closing Date to the extent such Stock represents more than sixty-five percent (65%) of the voting power of all outstanding Stock of such Foreign Subsidiary that is entitled to vote and (ii) any of the Stock of any Person that becomes a Foreign Subsidiary of a Foreign Subsidiary after the Closing Date.

           "Administrative Agent" means Citibank, or any successor Administrative Agent appointed pursuant to Section 12.6 hereof.

           "Affiliate" means, with respect to any Person, (i) any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) each officer, director, general partner or joint-venturer of such Person, and (iii) each Person who is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that for purposes of Section 8.8, no Grantor shall be an "Affiliate" of any other Grantor.

           "Aged Eligible Inventory" means, on any date of determination, that portion of Eligible Inventory subject to an aging reserve established on the books and Records of the Borrower, which reserve shall be determined by the Borrower in accordance with its customary practices and parameters with respect to such aging reserves.

           "Agreement" means this Secured Super-Priority Debtor-In-Possession Revolving Credit Agreement.

           "Applicable Documentary LC Fee Rate" means (a) during the period commencing on the Closing Date and ending on the date falling twelve (12) months after the Closing Date, a rate equal to 1.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth opposite the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

--------- -------------------------------------------------------------- -----------------------------
                                                                            APPLICABLE DOCUMENTARY
                                  LEVERAGE RATIO                                  LC FEE RATE
--------- -------------------------------------------------------------- -----------------------------
Tier 1:   Greater than or equal to 1 to 1                                           1.75%
--------- -------------------------------------------------------------- -----------------------------
Tier 2:   Less than 1 to 1 and equal to or greater than 0.3 to 1                    1.50%
--------- -------------------------------------------------------------- -----------------------------
Tier 3:   Less than 0.3 to 1                                                        1.25%
--------- -------------------------------------------------------------- -----------------------------

; provided, however, if, at any time after the period set forth in clause (a) above, the Trademark Advance Amount shall be permanently reduced to zero, the Applicable Documentary LC Fee Rate shall be deemed to be "Tier 3." Subsequent changes in the Applicable Documentary LC Fee Rate resulting from a change in the Leverage Ratio shall become effective ten (10) Business Days after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to
Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Documentary LC Rate Fee from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall be deemed to be "Tier 1" as set forth above.

           "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

           "Applicable Margin" means (a) during the period commencing on the Closing Date and ending on the date falling twelve (12) months after the Closing Date, with respect to the Revolving Loans maintained as (i) Base Rate Loans, a rate equal to 1.50% per annum and (ii) Eurodollar Rate Loans, a rate equal to 2.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below under the applicable type of Loan and opposite the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

----------------------------------------------------------------------- ----------------------------------------
                                                                                   APPLICABLE MARGIN
--------- ------------------------------------------------------------- ----------------- ----------------------
                                   LEVERAGE RATIO                        BASE RATE LOANS   EURODOLLAR RATE LOANS
--------- ------------------------------------------------------------- ----------------- ----------------------
Tier 1:   Greater than or equal to 1 to 1                                      1.75%             2.75%
--------- ------------------------------------------------------------- ----------------- ----------------------
Tier 2:   Less than 1 to 1 and equal to or greater than 0.3 to 1               1.50%             2.50%
--------- ------------------------------------------------------------- ----------------- ----------------------
Tier 3:    Less than 0.3 to 1                                                  1.25%             2.25%
--------- ------------------------------------------------------------- ----------------- ----------------------

; provided, however, if, at any time after the period set forth in clause (a) above, the Trademark Advance Amount shall be permanently reduced to zero, the Applicable Margin shall be deemed to be "Tier 3"; provided, further, however, at any time that the Trademark Advance Amount is available, the Applicable Margin

(as determined pursuant to this definition) shall be increased by 0.25% with respect to the first $10,000,000 of outstanding Loans. Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans ten (10) Business Days after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and
Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall be deemed to be "Tier 1" as set forth above.

           "Applicable Standby LC Fee Rate" means (a) during the period commencing on the Closing Date and ending on the date falling twelve (12) months after the Closing Date, a rate equal to 2.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

---------------- ------------------------------------------------------------- ------------------------------
                                            LEVERAGE RATIO                           APPLICABLE STANDBY
                                                                                        LC FEE RATE
---------------- ------------------------------------------------------------- ------------------------------
Tier 1:          Greater than or equal to 1 to 1                                           2.75%
---------------- ------------------------------------------------------------- ------------------------------
Tier 2:          Less than 1 to 1 and equal to or greater than 0.3 to 1                    2.50%
---------------- ------------------------------------------------------------- ------------------------------
Tier 3:          Less than 0.3 to 1                                                        2.25%
---------------- ------------------------------------------------------------- ------------------------------

; provided, however, if, at any time after the period set forth in clause (a) above, the Trademark Advance Amount shall be permanently reduced to zero, the Applicable Standby LC Fee Rate shall be deemed to be "Tier 3." Subsequent changes in the Applicable Standby LC Fee Rate resulting from a change in the Leverage Ratio shall become effective ten (10) Business Days after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to
Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Standby LC Fee Rate from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall be deemed to be "Tier 1" as set forth above.

           "Applicable Unused Commitment Fee Rate" means (a) during the period commencing on the Closing Date and ending on the date falling twelve (12) months after the Closing Date, a rate equal to 0.375% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

---------------- ------------------------------------------------------------------------------- ---------------------------
                                                                                                      APPLICABLE UNUSED
                                                 LEVERAGE RATIO                                      COMMITMENT FEE RATE
---------------- ------------------------------------------------------------------------------- ---------------------------
Tier 1:          Greater than or equal to 1 to 1                                                           0.500%
---------------- ------------------------------------------------------------------------------- ---------------------------
Tier 2:          Less than 1 to 1 and equal to or greater than 0.3 to 1                                    0.375%
---------------- ------------------------------------------------------------------------------- ---------------------------
Tier 3:          Less than 0.3 to 1                                                                        0.375%
---------------- ------------------------------------------------------------------------------- ---------------------------

; provided, however, if, at any time after the period set forth in clause (a) above, the Trademark Advance Amount shall be permanently reduced to zero, the Applicable Unused Commitment Fee shall be deemed to be "Tier 3." Subsequent changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio shall become effective ten (10) Business Days after delivery by the Borrower to the Administrative Agent of new financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Unused Commitment Fee Rate from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such financial statements shall be deemed to be "Tier 1" as set forth above.

           "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

           "Approved Securities Intermediary" means a Securities Intermediary or commodity intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Control Account Letter.

           "Arranger" means Citibank, in its capacity as arranger and book manager for the Facility.

           "Asset Sale" has the meaning specified in Section 8.4.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

           "Assignment Agreement" means that certain Assignment Agreement, dated as of January 30, 2003, executed by the Borrower in favor of the Administrative Agent and acknowledged and agreed to by the Factor, with respect to the assignment of the right to receive all proceeds under the Factoring Agreement to the Administrative Agent.

           "Availability Reserves" means, as of three (3) Business Days after the date of written notice of any determination thereof to the Borrower by the

Administrative Agent, such amounts as the Administrative Agent may from time to time establish against the Facility, in the Administrative Agent's sole discretion exercised reasonably, in order either (a) to preserve the net realizable value of the Collateral or the Administrative Agent's Lien thereon,
(b) to provide for the payment of unanticipated liabilities of any of the Grantors arising after the Closing Date or (c) to provide for the reinvestment of Net Cash Proceeds arising from a Property Loss Event to the extent such Net Cash Proceeds have not been deposited in the Cash Collateral Account, in the manner described in Section 2.9(a).

           "Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate Revolving Credit Outstandings at such time and (ii) the aggregate amount of any Availability Reserves in effect at such time.

           "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

           "Bankruptcy Court" has the meaning specified in the recitals to this Agreement or any other court having competent jurisdiction over the Cases.

           "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

           (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as the Citibank, N.A. base rate;

           (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
(B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

           (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds Rate.

           "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

           "Blocked Account" means a deposit account maintained by any Grantor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

           "Blocked Account Bank" means a financial institution selected or approved (such approval not to be unreasonably withheld or delayed) by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Blocked Account Letter.

           "Blocked Account Letter" means a letter agreement, substantially in the form of Exhibit K (with such changes thereto as may be agreed to by the Administrative Agent), executed by the relevant Grantor and the Administrative Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

           "Borrower Information" has the meaning specified in Section 13.18(b).

           "Borrowing" means a borrowing consisting of Loans of the same type made on the same day, and if Eurodollar Rate Loans, having the same Interest Period, by the Lenders ratably according to their respective Revolving Credit Commitments.

           "Borrowing Base" means (a) the sum of (i) the product of (x) the Eligible Receivables Advance Rate then in effect and (y) the face amount of all Eligible Receivables of each Grantor (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time), (ii) the Eligible Inventory Amount,
(iii) the LC Supported Eligible Inventory Amount and (iv) the Trademark Advance Amount, minus (b) the Carve-Out, minus (c) any Eligibility Reserve then in effect, minus (d) any Hedging Contract Reserve then in effect, minus (e) in respect of any cash management services provided by Citibank, an ACH reserve in an amount to be determined by the Administrative Agent in its sole discretion exercised reasonably. Subject to the relevant terms and provisions set forth herein, the Administrative Agent at all times shall be entitled to reduce the advance rates and standards of eligibility under this Agreement in its sole discretion exercised reasonably.

           "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by the Borrower to the Administrative Agent substantially in the form of Exhibit F.

           "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

           "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

           "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

           "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

           "Carve-Out" means claims in the Cases of the following parties for the following amounts: (i) the unpaid fees of the U.S. Trustee pursuant to 28 U.S.C. ss. 1930(a) and the Clerk of the Bankruptcy Court and (ii) the aggregate allowed unpaid fees and expenses payable under sections 330 and 331 of the Bankruptcy Code to professional persons retained pursuant to an order of the Bankruptcy Court by the Borrower, any Guarantor or any Committee not to exceed $1,000,000 in the aggregate; provided, however, that the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including the Borrower, any Guarantor or any Committee, in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Arranger, the Lenders or the Issuers, including challenging the amount, extent, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations or the security interests and Liens of the Secured Parties in respect thereof; and provided, further, however, that as long as no Default or Event of Default shall occur and be continuing, the Borrower and each Guarantor shall be permitted to pay compensation and reimbursement of expenses allowed and payable under sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve-Out.

           "Cash Collateral Account" means any deposit account or Securities Account established by the Administrative Agent in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided herein.

           "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

           "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

           "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 40% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

           "Chattel Paper" has the meaning specified in Article 9 of the UCC.

           "China Facility" means the Stock, property and assets of Tomwell Limited or other wholly owned Subsidiary of Asia Expert Limited, located at Shenzhen, China.

           "Citibank" has the meaning specified in the preamble.

           "Claim" has the meaning ascribed to such term in section 101(5) of the Bankruptcy Code.

           "Closing Date" means the first date on which the conditions set forth in Section 3.1 are satisfied or waived; provided, that such date shall not be later than February 4, 2003.

           "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

           "Collateral" has the meaning specified in Section 11.1.

           "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any of items (i) through (xx) in the definition of Collateral set forth in Section 11.1 and includes any security agreement or other agreement granting a lien or security interest in such real or personal property.

           "Collateral Monitoring Agent" means Citibank, in its capacity as collateral monitoring agent for the Facility.

           "Commercial Tort Claims" has the meaning specified in Article 9 of the UCC.

           "Committee" means the official statutory committee of unsecured creditors approved in the Cases pursuant to section 1102 of the Bankruptcy Code.

           "Compliance Certificate" has the meaning specified in Section 6.1(d).

           "Concentration Account" means account number 30531531, in the name of the Administrative Agent, maintained with Citibank in New York, New York.

           "Confirmation Order" means an order by the Bankruptcy Court confirming the Plan.

           "Consent Agreement" means an agreement, substantially in the form of Exhibit O (with such changes thereto as may be agreed to by the Administrative Agent), executed by the Borrower, on behalf of itself and the Guarantors and the Administrative Agent, and relating to the transmission of certain communications to the Administrative Agent in electronic format.

           "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(c) any net gain (but not loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

           "Constituent Documents" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

           "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyl.

           "Contracts" means, with respect to any Grantor, any and all "contracts", as such term is defined in Article 1 of the UCC, of such Grantor.

           "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document and the Order) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

           "Control" has the meaning specified in Section 9-106 of the UCC.

           "Control Account" means a Securities Account or commodity account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all financial assets held therein and all certificates and instruments, if any, representing or evidencing such Control Account.

           "Control Account Letter" means a letter agreement, substantially in the form of Exhibit L (with such changes as may be agreed to by the Administrative Agent), executed by any Grantor and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

           "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

           "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

           "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

           (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

           (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP or deposits or pledges to obtain the release of such Liens that have been provided by such Person;

           (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, stay, appeal, customs or performance bonds or similar obligations arising in each case in the ordinary course of business;

           (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;

           (e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property; and

           (f) any interest or title of a lessor in the property subject to any Capital Lease or operating lease and any financing statement in respect thereof.

           "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

           "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

           "Deposit Account" has the meaning specified in Article 9 of the UCC.

           "Disclosure Documents" means, collectively, the Form 10-K filed by the Borrower with the Securities and Exchange Commission for the Fiscal Year ended December 28, 2001, the Form 10-Q filed by the Borrower for the Fiscal Quarter ended March 30, 2002, the Form 10-Q filed by the Borrower for the Fiscal Quarter ended June 29, 2002, and the Form 10-Q filed by the Borrower for the Fiscal Quarter ended September 28, 2002.

           "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Termination Date.

           "Document" has the meaning specified in Article 9 of the UCC.

           "Documentary Letter of Credit" means any letter of credit issued by an Issuer pursuant to Section 2.4 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

           "Dollar Equivalent" means, with respect to any amount denominated in a currency other than Dollars on the date of determination thereof, the equivalent of such amount in Dollars determined by the Administrative Agent (or, if applicable, the Issuer) in accordance with its normal practices.

           "Dollars" and the sign "$" each mean the lawful money of the United States of America.

           "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

           "Domestic Subsidiary" means any Subsidiary of the Borrower that is incorporated within the United States of America.

           "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (iv) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, other than charges representing accruals of future cash expenses minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) any other non-cash gains or other items which have been included in determining Consolidated Net Income, including any reversal of a charge referred to in clause (b)(iv) above by reason of a decrease in the value of any Stock or Stock Equivalent.

           "Effective Date" means the date upon which the Plan becomes effective.

           "Eligibility Reserves" means, effective as of three (3) Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, in its sole discretion exercised reasonably, may from time to time establish against (a) the gross amounts of Eligible Receivables and Eligible Inventory, to reflect events, risks or contingencies arising after the Closing Date which may affect any one or class of such items and (b) the Aged Eligible Inventory in excess of $6,000,000, to the extent the Administrative Agent has not exercised its right to reduce the Advance Rate for such Aged Eligible Inventory, to reflect the decrease in value of such Aged Eligible Inventory, and, in each case, to the extent the same have not already been taken into account in the calculation of the Borrowing Base.

           "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

           "Eligible Inventory" means the finished goods Inventory of a Grantor (other than any Inventory which has been consigned by such Grantor), (a) which is owned solely by such Grantor and as to which such Grantor has the right to assign, sell, transfer or otherwise dispose of such Inventory and the power to grant Liens thereon, (b) which is stored or located on property within the United States that is either (i) owned or leased by such Grantor, provided that, with respect to Inventory stored on property leased by such Grantor, (A) such Grantor shall have delivered in favor of the Administrative Agent an Acknowledgment Agreement from the landlord of such leased location or (B) the Administrative Agent shall have established an Eligibility Reserve in an amount equal to three (3) months' rent at such leased location, or (ii) owned or leased by a warehouseman that has contracted with such Grantor to store Inventory on such warehouseman's property, provided that such Grantor shall have delivered in favor of the Administrative Agent an Acknowledgment Agreement from such warehouseman, (c) with respect to which the Administrative Agent has a valid and perfected first priority Lien (subject to Liens permitted under Section 8.2),
(d) with respect to which no representation or warranty contained in any of the Loan Documents has been breached in any material respect, (e) which is not, in the Administrative Agent's sole discretion exercised reasonably, obsolete or unmerchantable, (f) with respect to which (in respect of any Inventory labeled with a brand name or Trademark and sold by such Grantor pursuant to a Trademark owned by such Grantor or a license granted to such Grantor) the Administrative Agent would have rights under such trademark or license pursuant to this Agreement or any other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, (g) which is readily marketable for sale by such Grantor and may lawfully be sold, (h) which has been reduced by the amount of any Overcosting Reserve applicable to the Inventory of such Grantor and (i) which the Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations relating thereto as the Administrative Agent may, in its sole discretion exercised reasonably, deem appropriate. No Inventory of any Grantor shall be Eligible Inventory if such Inventory consists of (i) goods returned or rejected by customers other than goods that are undamaged or are resaleable in the normal course of business, (ii) second quality or damaged goods, (iii) samples, (iv) goods to be returned to suppliers, (v) goods in transit or (vi) raw materials, work-in-process, parts, supplies or packing materials. Goods constituting "private label" goods shall be included in Eligible Inventory so long as (i) such goods meet the requirements set forth in clauses (a) through (e) above and
(g) through (i) above and (ii) if such goods are not included in the third party appraisal conducted by GB Asset Advisors and set forth in its report dated December 10, 2002 or in any subsequent third party appraisal, the amount of such goods does not exceed $1,000,000.

           "Eligible Inventory Advance Rate" means, on any date of determination, a percentage equal to the lesser of (a) 60% and (b) the percentage, which when multiplied by Eligible Inventory, would yield an amount equal to the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory. With respect to the Aged Eligible Inventory in excess of $6,000,000, the Administrative Agent shall be entitled to reduce the Eligible Inventory Advance Rate based on the weighted average age of all Eligible Inventory; provided, that if the Eligible Inventory Advance Rate is so reduced, then the Administrative Agent shall not establish an Availability Reserve with respect to such Aged Eligible Inventory.

           "Eligible Inventory Amount" means, on any date of determination, the product of (a) the Eligible Inventory Advance Rate then in effect and (b) the amount of Eligible Inventory valued at cost as of such date.

           "Eligible Receivable" means, with respect to any Grantor, Accounts which (1) arise out of sales of merchandise, goods or services in the ordinary course of business, made by such Grantor to a Person that is not an Affiliate of such Grantor, are not in dispute, and that constitute Collateral in which the Administrative Agent has a fully perfected first priority Lien (subject to Liens permitted under Section 8.2) and which at all times continue to be reasonably acceptable to the Administrative Agent in all respects; provided, however, that an Account shall in no event be an Eligible Receivable if:

           (a) such Account is more than (i) sixty (60) days past due according to the original terms of sale or (ii) ninety (90) days past the original invoice date thereof, provided, that up to $1,500,000 in Accounts that are more than ninety (90) days, but not more than one hundred twenty (120) days, past the original invoice date may be included as Eligible Receivables; or

           (b) any representation or warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

           (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to such Grantor but only to the extent of such dispute or claim; or

           (d) the Account Debtor on such Account has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) made an assignment for the benefit of creditors; (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

           (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor or Affiliate of such Grantor unless such supplier or creditor or Affiliate has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion exercised reasonably; or

           (f) the sale represented by such Account is to an Account Debtor located outside the United States, unless (i) such Account is billed in Dollars and is guaranteed by a Person located in the United States (provided that the creditworthiness of such guarantor is satisfactory to the Administrative Agent in its sole discretion exercised reasonably) or the sale is on acceptance terms acceptable to the Administrative Agent in its sole discretion exercised reasonably or such Account is supported by a letter of credit in form and substance, and from an issuing bank, acceptable to the Administrative Agent in its sole discretion exercised reasonably or (ii) such Account is billed in Euros, Canadian dollars or British pounds sterling (each a "Foreign Currency") and is either fully backed by a satisfactory letter of credit or as to which the invoice is covered by reasonably satisfactory credit insurance (with respect to both the provider of such insurance and the policy itself) guaranteeing payment of the full amount thereof, in either case under this clause (ii) as determined by the Administrative Agent in its sole discretion exercised reasonably, provided, that the aggregate principal amount of all such Accounts under this clause (ii) owing at any time shall not exceed the Dollar Equivalent of $5,000,000, and provided, further, that for any such Account denominated in a Foreign Currency to be included as an Eligible Receivable pursuant to this clause (f), the aggregate principal amount of such Account shall be calculated at the then current exchange rate for such Foreign Currency as determined by the Administrative Agent; or

           (g) the sale to such Account Debtor on such Account is on a bill-and -hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

           (h) such Account is subject to a Lien (other than Customary Permitted Liens or otherwise as permitted under Section 8.2) in favor of any Person other than the Factor or the Administrative Agent for the benefit of the Secured Parties; or

           (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts or other adjustments given in the ordinary course of such Grantor's business; or

           (j) the Account Debtor on such Account is located in any state of the United States requiring the holder of such Account, as a precondition to commencing or maintaining any action in the courts of such state either to (i) receive a certificate of authorization to do business in such state and be in good standing in such state or (ii) file a "Notice of Business Activities Report" with the appropriate office or agency of such state, in each case unless the holder of such Account has received such a certificate of authority to do business and is in good standing or has duly filed such a notice with the appropriate office or agency of such state for the current year, as the case may be; or

           (k) the Account Debtor on such Account is a Governmental Authority, unless such Grantor has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

           (l) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

           (m) the sale represented by such Account is denominated in a currency other than (i) Dollars or (ii) to the extent permitted under clause (f) above, a Foreign Currency; or

           (n) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion exercised reasonably; or

           (o) such Grantor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

           (p) such Account does not represent a final sale; or

           (q) the Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion exercised reasonably, that such Account may not be paid or otherwise is ineligible;

           and (2)(X)(a) the Factor has credit approved and which continue to be credit approved and as to which the Factor serves as collection agent pursuant to the Factoring Agreement, (b) remain eligible under clause (1) of this definition and (c) remain subject to the Assignment Agreement, or (Y) have not been credit approved (including as a result of withdrawal of credit approval) by the Factor under the Factoring Agreement and which, in the reasonable business judgment of the Administrative Agent, are deemed eligible, so long as: (i) the Factor serves as the collection agent for such Accounts pursuant to the Factoring Agreement and such Account remains subject to the Assignment Agreement; (ii) such Accounts remain eligible under clause (1) of this definition; and (iii) no facts, events or occurrences exist that would impair the validity, enforceability or collectiblity of such Accounts or reduce the amount payable, or delay payment thereunder, all as determined in the good faith by the Administrative Agent; provided, however, that the aggregate amount of Accounts of any individual Account Debtor and its Affiliates that may be included as Eligible Receivables pursuant to this clause (2)(Y) shall not exceed $100,000 at any time and in no event shall Eligible Receivables pursuant to this clause (2)(Y) exceed $1,500,000 at any time.

           "Eligible Receivables Advance Rate" means (a) up to 90% in the case of any Eligible Receivable that is either fully backed by a satisfactory letter of credit or as to which the invoice is covered by reasonably satisfactory credit insurance (with respect to both the provider of such insurance and the policy itself) guaranteeing payment of the full amount thereof, in either case under this clause (a) as determined by the Administrative Agent in its sole discretion exercised reasonably and (b) up to 70% in the case of all other Eligible Receivables.

           "Entry Date" means the date of the entry of the Order.

           "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss.7401 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.ss.300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.ss.13:1K-6 et seq.).

           "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

           "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

           "Equipment" has the meaning specified in Article 9 of the UCC.

           "Equity Issuance" means the issuance by the Borrower or any of its Subsidiaries of any equity securities.

           "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

           "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

           "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

           "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a

Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

           "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

           "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

           "Event of Default" has the meaning specified in Section 9.1.

           "Existing DIP Facility" means that certain Revolving Credit and Guaranty Agreement, dated as of February 5, 2002, among the Borrower, certain of the direct or indirect Subsidiaries of the Borrower signatory thereto, the financial institutions from time to time party thereto, JPMorgan Chase Bank, as agent and The CIT Group/Commercial Services, Inc., as collateral monitor, as amended.

           "Exit Facility" means a senior secured revolving credit facility, in an aggregate principal amount up to $100,000,000 to be made available to the Borrower by the Administrative Agent and the Lenders upon the Effective Date of the Plan and subject to the terms thereof and to the conditions set forth in
Section 13.19.

           "Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

           "Factor" means The CIT Group/Commercial Services, Inc., in its capacity as factor under the Factoring Agreement.

           "Factoring Agreement" means that certain Factoring Agreement, dated as of January 30, 2003, between the Factor and the Borrower.

           "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the applicable Grantor, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type and reasonably acceptable to the Administrative Agent.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

           "Fee Letter" shall mean the letter, dated as of October 23, 2002, addressed to the Borrower from Citibank, Foothill and GMAC and accepted by the Borrower on October 23, 2002, with respect to certain fees to be paid from time to time to Citibank, Foothill and GMAC.

           "Financial Assets" has the meaning specified in Article 8 of the UCC.

           "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of "Indebtedness"; provided, however, that for purposes of calculating any of the financial covenants contained in Article V of this Agreement, "Financial Covenant Debt" shall not include any Indebtedness set forth on Schedule 8.1.

           "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

           "Fiscal Quarter" means each of the three-month accounting periods ending on the Saturday closest to March 31, June 30, September 30 and December 31 in each year.

           "Fiscal Year" means the twelve-month accounting period ending on the Saturday closest to December 31 in each year.

           "Fixed Charges" means, for any Person for any period, the sum of (a) the Cash Interest Expense of such Person for such period, (b) the principal amount of Financial Covenant Debt of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, and (c) all cash dividends and other distributions paid by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries.

           "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) EBITDA of such Person for such period minus Capital Expenditures of such Person for such period minus the total federal, state and local income tax liability actually payable by such Person in respect of such period to (b) the Fixed Charges of such Person for such period.

           "Foothill" means Foothill Capital Corporation.

           "Foreign Currency" has the meaning specified in clause (1)(f) of the definition of "Eligible Receivable".

           "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

           "General Intangible" has the meaning specified in Article 9 of the UCC.

           "GMAC" means GMAC Business Credit LLC.

           "Goods" has the meaning specified in Article 9 of the UCC.

           "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Grantor" means the Borrower and each Guarantor.

           "Guarantor" has the meaning specified in the preamble hereto.

           "Guaranty" means the guaranty of the Obligations of the Borrower made by the Guarantors pursuant to Article X of this Agreement.

           "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),

(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

           "Hedging Contract Reserve" means, as of any date of determination, 100% of the aggregate mark-to-market exposure then owing by the Borrower under all Hedging Contracts outstanding at such time.

           "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

           "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not more than thirty (30) days overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. "Indebtedness" shall not include obligations in an aggregate amount up to $2,000,000 at any time comprising (i) accounts payable that the Borrower is disputing in good faith, (ii) past due accounts payable to professionals constituting administrative expenses under section 503(b) or 507(b) of the Bankruptcy Code to the extent such past due amounts result from required holdbacks under the Bankruptcy Code and (iii) past due accounts payable owing in respect of third-party sourcing or for sample purchases.

           "Indemnified Matters" has the meaning specified in Section 13.4(a).

           "Indemnified Party" has the meaning specified in Section 13.4(a).

           "Instrument" has the meaning specified in Article 9 of the UCC, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

           "Insurance" has the meaning specified in Article 9 of the UCC.

           "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

           "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, including, without limitation, all discounts, fees and charges incurred under the Factoring Agreement, and including, in any event, interest capitalized during construction for such period and net costs under Interest Rate Contracts for such period minus (b) the sum of (i) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP plus (ii) any interest income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

           "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

           (r) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

           (s) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

           (t) the Borrower may not select any Interest Period that ends after the Scheduled Termination Date;

           (u) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000; and

           (v) there shall be outstanding at any one time no more than five (5) Interest Periods in the aggregate.

           "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

           "Inventory" has the meaning specified in Article 9 of the UCC, wherever located.

           "Inventory Appraisal" means an appraisal of the Inventory of the Grantors performed by an appraiser selected by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

           "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

           "Investment Property" means, with respect to any Grantor, any and all "investment property", as such term is defined in Article 9 of the UCC, of such Grantor, wherever located.

           "IRS" means the Internal Revenue Service of the United States or any successor thereto.

           "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

           "LC Supported Eligible Inventory Amount" means, on any date of determination, the product of (a) 60% and (b) the aggregate undrawn face amount of (i) all Documentary Letters of Credit outstanding at such time issued in connection with the purchase or shipment of Eligible Inventory and (ii) any Standby Letter of Credit outstanding at such time issued as a back-to-back letter of credit to support one or more documentary letters of credit issued under the Existing DIP Facility in connection with the purchase or shipment of Eligible Inventory, less such amounts as the Administrative Agent, in its sole discretion exercised reasonably, may from time to time establish as a reserve against the payment of applicable customs, duty and freight fees, charges and expenses with respect to such Eligible Inventory; provided, however, that with respect to Documentary Letters of Credit described in clause (i) above, the applicable bill of lading shall run to the order of the Administrative Agent and shall promptly be furnished to the applicable freight forwarder and, with respect to Inventory at a port, the applicable freight forwarder shall have delivered an Acknowledgment Agreement in favor of the Administrative Agent, and with respect to any Standby Letter of Credit described in clause (ii) above, the administrative agent under the Existing DIP Facility shall have assigned to the Administrative Agent all its rights in any Documents presented in connection with the underlying documentary letters of credit.

           "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as the same may be amended, supplemented or otherwise modified from time to time.

           "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto as a Lender by execution of an Assignment and Acceptance.

           "Letter of Credit" means any letter of credit issued pursuant to
Section 2.4, including, without limitation, any Documentary Letter of Credit and Standby Letter of Credit issued pursuant thereto.

           "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

           "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(f).

           "Letter of Credit Request" has the meaning specified in Section
2.4(d).

           "Letter of Credit Rights" has the meaning specified in Article 9 of the UCC.

           "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

           "Leverage Ratio" means, with respect to the Borrower and its consolidated Subsidiaries for any period, the ratio of (a) the daily average Financial Covenant Debt for such period to (b) EBITDA for such period.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

           "LLC" means any limited liability company in which any Grantor has an interest.

           "LLC Agreement" means the limited liability company agreement or such analogous agreement governing the operation of any LLC.

           "Loan" means any loan made by any Lender pursuant to this Agreement.

           "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Grantor and Citibank (or any of its affiliates) is a party, each Lockbox Account Agreement, each Blocked Account Letter, each Control Account Letter, each agreement pursuant to which Citibank provides cash management services to a Grantor, each agreement, instrument or other document which creates or perfects a security interest in any Collateral and each certificate, agreement or document executed by a Grantor and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

           "Lockbox Account" means a lockbox account maintained by any Grantor with a Lockbox Account Bank, which account is the subject of an effective Lockbox Account Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Lockbox Account.

           "Lockbox Account Agreement" means a letter agreement, substantially in the form of Exhibit M (with such changes thereto as may be agreed to by the Administrative Agent), executed by the relevant Grantor and the Administrative Agent and acknowledged and agreed to by the relevant Lockbox Account Bank.

           "Lockbox Account Bank" means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Lockbox Account Agreement.

           "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole (other than publicly disclosed events leading up to the commencement of the Cases, the continuation of the Cases and the consequences that would normally result therefrom), (b) the ability of the Administrative Agent and the Lenders to enforce any Loan Document or the Order or (c) the ability of the Borrower to repay the Obligations or of the Grantors to perform their respective obligations under the Loan Documents and the Order.

           "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor which is material to the business, assets, properties, condition (financial or otherwise), operations or prospects of the Grantors taken as a whole; provided, however, that, with respect to Intellectual Property constituting Trademarks, this definition shall only refer to Trademarks registered in the United States.

           "Maximum Credit" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time minus (b) the aggregate amount of any Availability Reserve in effect at such time.

           "Monthly Inventory Aging Report" means the Borrower's monthly Inventory report describing all Inventory of the Grantors by division and season.

           "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

           "Net Cash Proceeds" means proceeds received by any Grantor after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (a) through (d) of Section 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable lien on the assets subject to such Asset Sale; provided, however, that the evidence of each of (i), (ii) and (iii) are provided to the Administrative Agent in form and substance reasonably satisfactory to it; (b) Property Loss Event; or (c) Equity Issuance.

           "Net Orderly Liquidation Value" means the appraised orderly liquidation value of Eligible Inventory, net of all costs, fees and expenses of such liquidation as determined from time to time pursuant to an Inventory Appraisal.

           "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expense of such Person for such period: (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in kind on Indebtedness or by addition to the principal of the related Indebtedness.

           "Non-Funding Lender" has the meaning specified in Section 2.2(d).

           "Non-Stayed Order" means an order of the Bankruptcy Court which is in full force and effect, as to which no stay has been entered and which has not been reversed, amended, modified, vacated or overturned.

           "Non-U.S. Lender" means each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

           "Notice of Borrowing" has the meaning specified in Section 2.2(a).

           "Notice of Conversion or Continuation" has the meaning specified in
Section 2.11.

           "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnified Party, of every type and description (whether by reason of an extension of credit, Protective Advance, opening or amendment of a Letter of

Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document or the Order, any Hedging Contract, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document or the Order, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document or the Order, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document or the Order and all obligations of the Borrower to cash collateralize Letter of Credit Obligations.

           "Order" means an order of the Bankruptcy Court pursuant to section 364 and other applicable provisions of the Bankruptcy Code, approving this Agreement and the other Loan Documents and authorizing the incurrence by the Grantors of permanent post-petition secured and super-priority debtor-in-possession Indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, amended, modified, vacated or overturned, and which is substantially in the form of Exhibit J and otherwise in form and substance satisfactory to the Administrative Agent.

           "Overcosting Reserve" means the amount of any inventory reserve recorded in the books and Records of a Grantor, the purpose of which is to reduce the standard cost of goods in inventory to their actual cost.
           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Partnership" means any partnership in which any Grantor has an interest.

           "Partnership Agreement" means the partnership agreement of any Partnership or such analogous agreement governing the operation of any Partnership.

           "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

           "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

           "Payment Intangible" has the meaning specified in Article 9 of the UCC.

           "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

           "Permitted Prepetition Claim Payment" means a payment (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date, which is made (i) pursuant to authority granted by a Non-Stayed Order of the Bankruptcy Court and (ii) when aggregated with all such payments does not exceed $3,000,000; provided, that no such payment shall be made after the occurrence and during the continuance of a Default or an Event of Default.

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

           "Petition Date" has the meaning specified in the recitals to this Agreement.

           "Plan" means the plan of reorganization of the Borrower and its Subsidiaries.

           "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

           "Pledged LLC Interests" means all of any Grantor's right, title and interest as a member of any LLCs and all of such Grantor's right, title and interest in, to and under any LLC Agreement to which it is a party.

           "Pledged Notes" means all right, title and interest of any Grantor, in the Instruments evidencing all Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 4.22, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

           "Pledged Partnership Interests" means all of any Grantor's right, title and interest as a limited and/or general partner in all Partnerships and all of such Grantor's right, title and interest in, to and under any Partnership Agreements to which it is a party.

           "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of Stock listed on Schedule 4.22; provided, however, that with respect to each Foreign Subsidiary, only the outstanding Stock of such Foreign Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of Stock of such Foreign Subsidiary entitled to vote shall be deemed to be pledged hereunder; and provided, further, that no Stock of a Foreign Subsidiary that is owned by another Foreign Subsidiary shall be pledged hereunder.

           "Proceeds" means any and all "proceeds", as such term is defined in
Section 9-102(a)(64) of the UCC.

           "Projections" means the financial projections dated December 15, 2002, covering Fiscal Years 2003, 2004 and 2005 on a month by month basis, delivered to the Lenders by the Borrower.

           "Property Loss Event" means any loss of or damage to property of any Grantor that results in the receipt by such Person of proceeds of insurance or any taking of property of any Grantor that results in the receipt by such Person of a compensation payment in respect thereof.

           "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents and the Order after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion exercised reasonably, deems reasonably necessary or advisable to preserve or protect the value of the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations; provided that the aggregate principal amount of all Protective Advances outstanding at any time shall not exceed $5,000,000.

           "Purchasing Lender" has the meaning specified in Section 13.7(a).

           "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

           "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by the Borrower or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

           "Records" has the meaning specified in Article 9 of the UCC.

           "Register" has the meaning specified in Section 13.2(c).

           "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

           "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

           "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

           "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

           "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

           "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

           "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

           "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

           "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

           "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

           "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the Effective Date, (c) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (d) the date on which the Obligations become due and payable pursuant to
Section 9.2.

           "Revolving Loan" has the meaning specified in Section 2.1.

           "Sale/Leaseback Transaction" shall mean any lease, whether an operating lease or a capital lease, whereby the Borrower or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property whether now owned or hereafter acquired, (a) that the Borrower or any of its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries), or (b) that is acquired by any other Person, as part of a financing transaction to which the Borrower or any of its Subsidiaries is a party, in contemplation of leasing such property to the Borrower or any of its Subsidiaries, as the case may be.

           "Scheduled Termination Date" means the six month anniversary of the Closing Date.

           "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Grantor, the obligations of such Grantor under the Guaranty, the Order and the other Loan Documents to which it is a party.

           "Secured Parties" means the Lenders, the Issuers, the Administrative Agent, each of their respective successors and assigns, and any other holder of any of the Obligations or of any other obligations under the Loan Documents and the Order, including the beneficiaries of each indemnification obligation undertaken by the Grantors.

           "Securities Account" has the meaning specified in Article 8 of the UCC.

           "Securities Intermediary" has the meaning specified in Article 8 of the UCC.

           "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

           "Selling Lender" has the meaning specified in Section 13.7(a).

           "Standby LC Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Standby Letters of Credit whether or not any such liability is contingent and includes the sum of (a) all Reimbursement Obligations with respect to Standby Letters of Credit and (b) Letter of Credit Undrawn Amounts with respect to Standby Letters of Credit.

           "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 which is not a Documentary Letter of Credit.

           "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

           "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

           "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of greater than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless the context otherwise requires, as used in this Agreement, "Subsidiary" means a direct or indirect Subsidiary of the Borrower.

           "Supporting Obligations" has the meaning specified in Article 9 of the UCC.

           "Swing Loan" has the meaning specified in Section 2.3.

           "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

           "Swing Loan Commitment" means the commitment of the Swing Loan Lender to make Swing Loans to the Borrower pursuant to Section 2.3 in the aggregate principal amount at any time outstanding not to exceed the lesser of (a) the difference between (i) the Swing Loan Lender's Revolving Credit Commitment and
(ii) such Lender's Ratable Portion of the Revolving Credit Outstandings and (b) $10,000,000.

           "Swing Loan Lender" means Citibank or any other Lender who becomes the Administrative Agent or who agrees with the approval of the Administrative Agent and the Borrower to act as the Swing Loan Lender hereunder.

           "Swing Loan Request" has the meaning specified in Section 2.3(b).

           "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

           "Tax Return" has the meaning specified in Section 4.7(a). "Taxes" has the meaning specified in Section 2.16(a).

           "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

           "Trademark Advance Amount" means, as of any date of the determination, the lesser of (a) an amount equal to (i) $10,000,000 from the Closing Date through February 28, 2003, (ii) $10,000,000 from June 1, 2003 through August 31, 2003, (iii) $10,000,000 from December 1, 2003 through February 29, 2004, (iv) $5,000,000 from June 1, 2004 through August 31, 2004,
(v) $5,000,000 from December 1, 2004 through February 28, 2005 and (vi) $0 on all other dates not covered in clauses (i) through (v) above and (b) 75% of royalty income received by the Borrower and its Subsidiaries from Trademarks of the Grantors for the trailing twelve (12) months (as reflected in the monthly Borrowing Base Certificate).

           "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

           "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

           "UCC" means, at any time, the Uniform Commercial Code in effect in the State of New York at such time.

           "Unfunded Pension Liability" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and
(c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

           "Unused Commitment Fee" has the meaning specified in Section 2.12(a).

           "U.S." and "United States" means the United States of America.

           "U.S. Trustee" means the United States Trustee for the Southern District of New York.

           "Vehicles" means all vehicles covered by a certificate of title law of any state.

           "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

           "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

           "Withholding Taxes" has the meaning specified in Section 2.16(a).

           SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

           SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES.

           (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

           (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by Article V or
Article VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such change in GAAP.

           (c) For purposes of calculating "pro forma" compliance with the financial covenants set forth in Article V or any other covenant contained herein in respect of a proposed transaction, such transaction shall be deemed to have occurred as of the first day of the relevant test period referred to in
Article V ending on the last day of the most recent Fiscal Quarter preceding the date of such transaction with respect to which the Administrative Agent has received the quarterly or annual financial reports of the Borrower and its Subsidiaries required to be delivered pursuant to Section 6.1(b) or (c).

           SECTION 1.4 CERTAIN TERMS.

           (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

           (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

           (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement prior to such amendment, restatement, supplement or modification.

           (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

           (e) The term "including" when used in any Loan Document means "including without limitation," except when used in the computation of time periods.

           (f) The terms "Lender", "Issuer" and "Administrative Agent" include their respective successors and permitted assigns.

           (g) Upon the appointment of any successor Administrative Agent pursuant to Section 12.6, references to Citibank in Section 12.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

           (h) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC.

                                   ARTICLE II

                                  THE FACILITY

           SECTION 2.1 THE REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit

Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan (i) in excess of such Lender's Ratable Portion of the Available Credit and (ii) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

           SECTION 2.2 BORROWING PROCEDURES.

           (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 1:00 P.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and
(ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) the Available Credit (after giving effect to the proposed Revolving Credit Borrowing). The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing consisting of Eurodollar Rate Loans shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $250,000 in excess thereof.

           (b) The Administrative Agent shall give to each Lender prompt notice, but in any event no later than 2:00 P.M. on the Business Day immediately prior to the proposed date of such Borrowing, of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to
Section 2.14(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 13.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

           (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

           (d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

           SECTION 2.3 SWING LOANS.

           (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to the Borrower under the Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount at any time outstanding not to exceed the Swing Loan Lender's Swing Loan Commitment; provided, however, that the Swing Loan Lender shall not make any Swing Loan to the extent that, after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and must be repaid in full within seven (7) days of its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this Section 2.3(a).

           (b) In order to request a Swing Loan, the Borrower shall telecopy to the Administrative Agent a duly completed request in substantially the form of Exhibit D hereto, setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the day of the proposed Borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

           (c) The Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 A.M. (New York

City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

           (d) The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in subsection (e) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

           (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

           (f) From and after the date on which any Lender is deemed to have made a Revolving Loan pursuant to clause (e) above with respect to any Swing Loan, the Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (e) above.

           SECTION 2.4 LETTERS OF CREDIT.

           (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower or any Grantor from time to time during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and thirty (30) days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it; (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and 3.2 is not then satisfied;

               (iii) after giving effect to the issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

               (iv) after giving effect to the issuance of such Letter of Credit, (A) the Letter of Credit Obligations at such time exceed $60,000,000 or (B) if such Letter of Credit is a Standby Letter of Credit, the Standby LC Obligations at such time exceed $15,000,000; or

               (v) any fees due and payable in connection with a requested issuance have not been paid.

           (b) None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

           (c) In no event shall the expiration date of any Letter of Credit
(i)(x) in the case of Documentary Letters of Credit, be more than one hundred eighty (180) days after the date of issuance thereof, and (y) in the case of Standby Letters of Credit, be more than one (1) year after the date of issuance thereof, in each case subject to automatic renewal periods reasonably acceptable to the Administrative Agent unless the Issuer has given the Borrower written notice that it wishes to terminate such Letter of Credit at least ninety (90) days prior to the termination date for such Letter of Credit, or (ii) be less than thirty (30) days prior to the Scheduled Termination Date. If the Revolving Credit Termination Date occurs prior to the expiration of any Letter of Credit, the Borrower shall replace and return to the Issuer each such Letter of Credit undrawn and marked "canceled" on or prior to the Revolving Credit Termination Date, or to the extent that the Borrower is unable to replace any such Letter of Credit, the Borrower shall (1) secure such Letter of Credit with cash collateral in accordance with Section 9.3, or (2) secure each such Letter of Credit with a back-to-back letter of credit, the face amount of which is equal to 105% of the face amount of each such Letter of Credit, and in form and substance and issued by a financial institution reasonably satisfactory to the Administrative Agent and the Issuer.

           (d) In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent prior written notice, in substantially the form of Exhibit E (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on (i) in the case of Documentary Letters of Credit, the second Business Day prior to the requested issuance date of such Letter of Credit and (ii) in the case of Standby Letters of Credit, the third Business Day prior to the requested issuance date of such Letter of Credit or, in each case, such shorter notice as may be agreed to by the Issuing Lender.

           (e) Subject to the satisfaction of the conditions set forth in this
Section 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

           (f) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

           (g) Each Issuer shall:

               (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender).

               (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

               (iii) no later than ten (10) Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth (A) the aggregate Letter of Credit Obligations and (B) the aggregate Standby LC Obligations, in each case, outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

           (h) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

           (i) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (i) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (i), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

           (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document or the Order, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, the Order or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, the Order any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

           (k) Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (x) the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

           (l) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

           SECTION 2.5 REDUCTION AND TERMINATION OF THE REVOLVING CREDIT
                       COMMITMENTS.

           (a) The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

           (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to Section 2.9(a) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount); provided, however, that the Revolving Credit Commitments shall not be reduced concurrently with any prepayment of the Revolving Loans or Swing Loans from Net Cash Proceeds arising from the sale of the China Facility or from any Equity Issuance to the extent such Equity Issuance is in connection with, and occurs substantially contemporaneously with, the consummation of the Plan, and instead the current Trademark Advance Amount shall be reduced by (i) an amount equal to 50% of the Net Cash Proceeds received from the sale of the China Facility and (ii) an amount equal to 100% of the net cash proceeds received in connection with such Equity Issuance.

           SECTION 2.6 REPAYMENT OF LOANS. The Borrower promises to repay the entire unpaid principal amount of the Loans and all accrued but unpaid interest thereon on the Revolving Credit Termination Date.

           SECTION 2.7 EVIDENCE OF DEBT.

           (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

           (c) The entries made in the accounts maintained pursuant to clauses
(a) and (b) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

           (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit B.

           SECTION 2.8 OPTIONAL PREPAYMENTS.

           (a) The Borrower may prepay the outstanding principal amount of the Loans in whole or in part; provided, however, with respect to Eurodollar Rate Loans, the Borrower shall provide at least three (3) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, and provided, further that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.14(e); and provided, further, that each partial prepayment of Revolving Loans shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

           (b) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in Sections 2.8 and 2.9.

           SECTION 2.9 MANDATORY PREPAYMENTS.

           (a) Upon receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; provided, however, that in the case of any Net Cash Proceeds arising from a Property Loss Event, the Borrower need not prepay the Loans (or provide cash collateral in respect of Letters of Credit in the manner provided in Section 9.3) to the extent that such Net Cash Proceeds are actually used to repair or replace the damaged or taken property within 270 days of the receipt of such Net Cash Proceeds, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying the intent of the Borrower to so apply such Net Cash Proceeds and, pending application of such proceeds, the Borrower has either (i) paid the same to the Administrative Agent to be held in a Cash Collateral Account designated by the Administrative Agent or (ii) applied such proceeds in repayment of the Loans and the Administrative Agent has established an Availability Reserve in the amount of such repayment, which reserve shall abate on such 270th day or earlier to the extent Loans up to the amount of such proceeds are used to fund the repair or replacement of such damaged or taken property. Any such mandatory prepayment shall be applied in accordance with Section 2.9(b) below.

           (b) Subject to Section 2.13(g), any prepayments made by the Borrower required to be applied in accordance with this Section 2.9(b) shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and third, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this Section 2.9(b) shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.5(b).

           (c) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Maximum Credit at such time, the Borrower shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess.

           (d) Except during the continuance of an Event of Default (in which case Section 2.13(g) shall apply), all available funds in the Cash Collateral Account shall be applied on a daily basis: first to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full; second to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been repaid in full; and third to any other Obligation then due and payable. The Administrative Agent agrees to so apply such funds and the Borrower consents to such application. If, following such application, there are no Loans outstanding and no other Obligations are then due and payable (and all outstanding Letter of Credit Obligations have been cash collateralized at 105% of the amount available for drawing thereunder), then the Administrative Agent shall cause any remaining funds in the Cash Collateral Account to be paid at the written direction of the Borrower (subject, if applicable, to any necessary approval by the Bankruptcy Court).

           SECTION 2.10 INTEREST.

           (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Interest Period.

           (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

           (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate per annum which is the greater of (i) two percent (2%) in excess of the applicable Interest Rate then in effect and (ii) two percent (2%) in excess of the rate of interest then applicable to Base Rate Loans as specified in Section 2.10(a)(i), in each case from the date due until such payment is made. Such overdue interest shall be payable on demand.

           SECTION 2.11 CONVERSION/CONTINUATION OPTION.

           (a) The Borrower may elect (i) at any time to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, or
(ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof to Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate principal amount of Eurodollar Loans constituting a single Borrowing must be in the amount of at least $1,000,000 or an integral multiple of $250,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit G hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued,
(B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

           (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.14. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

           SECTION 2.12 FEES.

           (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings less the amount of any outstanding Swing Loans (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the first Business Day of each calendar month, commencing on the first such day following the Closing Date and (ii) on the Revolving Credit Termination Date.

           (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Standby LC Fee Rate, in the case of Standby Letters of Credit and the Applicable Documentary LC Fee Rate, in the case of Documentary Letters of Credit of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (i) on the first Business Day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (ii) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent (2%) per annum and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

           (c) Additional Fees. The Borrower has agreed to pay to Citibank, Foothill and GMAC additional fees, the amount and dates of payment of which are set forth in the Fee Letter.

           SECTION 2.13 PAYMENTS AND COMPUTATIONS.

           (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in
Section 13.8 in immediately available funds without set-off, deduction, counterclaim or other defense. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.13, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c), 2.14(e),
2.15 or 2.16 shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next succeeding Business Day.

           (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (c) If and to the extent any payment owed to the Administrative Agent or any Lender is not made when due, each Grantor hereby authorizes the Administrative Agent and such Lender, subject to any notice period provided in the Order, to setoff and charge any amount so due against any Deposit Account maintained by such Grantor with the Administrative Agent or such Lender, whether or not the deposit therein is then due.

           (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

           (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

           (f) Subject to the provisions of clause (g) of this Section 2.13 (and except as otherwise provided in Section 2.9), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower or any other Grantor shall be applied first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations then due and payable; and third, as the Borrower so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion thereof; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

           (g) After the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all proceeds of Collateral in the following order:

               (i) first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

               (ii) second, to pay interest on and then principal of any Swing Loan;

               (iii) third, to pay Obligations in respect of any expense reimbursements including fees and expenses in respect of cash management services or indemnities or amounts owed in respect of any Protective Advance then due the Administrative Agent;

               (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

               (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

               (vi) sixth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

               (vii) seventh, to pay or prepay principal payments on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, and Obligations owing with respect to Hedging Contracts; and

               (viii) eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth of this Section 2.13(g) may at any time and from time to time be changed by the agreement of all of the Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or an Issuer, or any other Person. The order of priority set forth in clauses first through fifth of this
Section 2.13(g) may be changed only with the prior written consent of the Administrative Agent in addition to the Lenders.

           (h) At the option of the Administrative Agent, principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a), and the Lenders to make Revolving Loans pursuant to Section 2.2(a), from time to time in the Swing Loan Lender's, or such Lender's discretion, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

           (i) All funds deposited into any Lockbox Account or Blocked Account on any Business Day shall be transferred to the Concentration Account on such Business Day. All funds deposited into the Concentration Account on any Business Day shall be applied by the Administrative Agent on such Business Day:

               (i) first, to repay the outstanding principal amount of the Swing Loans until such Swing Loans have been repaid in full;

               (ii) second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans have been paid in full;

               (iii) third, to any other Obligation then due and payable; and

               (iv) fourth, if any funds remain on deposit thereafter, at the direction of the Borrower or the applicable Grantor.

           The Administrative Agent agrees to so apply such funds and the Borrower and each Guarantor agrees to such application. For the purpose of determining the Available Credit, such funds deposited into the Concentration Account shall be deemed to have reduced the outstanding Loans on the Business Day such funds were deposited into such account. All amounts received directly by the Borrower or any Guarantor from any Account Debtor, in addition to all other cash proceeds from the Collateral (subject to Section 2.9(a)), shall be held in trust by the Borrower or applicable Guarantor and promptly deposited into the applicable Lockbox Account or Blocked Account or, if made by wire transfer, directly to the Concentration Account.

           (j) All funds deposited into the Concentration Account or any Lockbox Account or Blocked Account shall immediately be under the sole dominion and control of the Administrative Agent. The Administrative Agent assumes no responsibility for the Lockbox Accounts, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Account Banks thereunder.

           (k) The Borrower and Guarantors hereby authorize the Administrative Agent and/or each Lender to charge from time to time against any or all of the Borrower's or any Guarantor's accounts with the Administrative Agent or such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Administrative Agent thereof and make such arrangements as the Administrative Agent shall request to share the benefit thereof in accordance with Section 13.7.

           SECTION 2.14 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

           (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

           (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Rate Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

           (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

           (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
(i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

           (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.10, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9 or Section 9.2) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be


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conclusive as to the amount of compensation due to that Lender, absent manifest error.

           SECTION 2.15 CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

           SECTION 2.16 TAXES.

           (a) Any and all payments by the Borrower under each Loan Document or the Order shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents or the Order under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document or the Order to any Lender or the Administrative Agent ("Withholding Taxes") (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

           (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any state, county, city or other political subdivision


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
within the United States or by any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or the Order or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or the Order (collectively, "Other Taxes").

           (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Withholding Taxes and Other Taxes (including any Withholding Taxes or Other Taxes imposed on amounts payable under this Section 2.16) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

           (d) Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 13.8, the original or a certified copy of a receipt evidencing payment thereof.

           (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.16 shall survive the payment in full of the Obligations.

           (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) (or successor form); or (iv) other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

           (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable


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
or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

           (h) The provisions of this Section 2.16 shall apply to all payments made by the Borrower or any Guarantor.

           SECTION 2.17 SUBSTITUTION OF LENDERS. In the event that (a) (i) any Lender makes a claim under Section 2.14 (c) or Section 2.15, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.14(d), or (iii) the Borrower is required to make any payment pursuant to Section 2.16 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within ninety (90) days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within thirty (30) days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claims) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.


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
                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

           SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to issue Letters of Credit on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

           (a) Bankruptcy Court Order.

               (i) The Bankruptcy Court shall have entered the Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders; and

               (ii) All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with this Agreement and the approval thereof shall be in form and substance reasonably satisfactory to the Administrative Agent.

           (b) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel, and in sufficient copies as requested by each Lender:

               (i) this Agreement, duly executed and delivered by each of the Grantors and, for the account of each Lender requesting the same, a Revolving Credit Note or Revolving Credit Notes of the Borrower conforming to the requirements set forth herein;

               (ii) copies of UCC search reports listing all effective financing statements that name any Grantor as debtor, together (to the extent possible) with copies of such financing statements, none of which shall cover the Collateral (except for those which shall be terminated on the Closing Date and Liens permitted under Section 8.2);

               (iii) (A) share certificates representing all certificated Stock being pledged pursuant to this Agreement and stock powers for such share certificates executed in blank, as the Administrative Agent may require, and (B) instruments representing such of the Notes pledged pursuant to this Agreement as shall be requested by the Administrative Agent, in each case duly endorsed in favor of the Administrative Agent or in blank;

               (iv) Control Account Letters from (A) all Securities Intermediaries with respect to all Securities Accounts and securities entitlements of each Grantor, and (B) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by each Grantor;


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
               (v) Blocked Account Letters, duly executed by the appropriate Grantor and Blocked Account Bank, with respect to such Deposit Accounts of the Borrower and the Guarantors as the Administrative Agent may require;

               (vi) Lockbox Account Agreements, duly executed by the appropriate Grantor and Lockbox Account Bank, with respect to such Lockbox Accounts of the Borrower and the Guarantors as the Administrative Agent may require;

               (vii) a favorable opinion of Weil, Gotshal & Manges LLP, counsel to the Grantors, in substantially the form of Exhibit H, addressed to the Administrative Agent and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request;

               (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Grantor, certified as of a recent date by the Secretary of State of the state of organization of such Grantor, together with certificates of such official attesting to the good standing of each such Grantor;

               (ix) a certificate of the Secretary or an Assistant Secretary of each Grantor certifying (A) the names and true signatures of each officer of such Grantor who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Grantor, (B) the by-laws (or equivalent Constituent Document) of such Grantor as in effect on the date of such certification, (C) the resolutions of such Grantor's board of directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the Order and
          (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Grantor from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (x) a certificate of a Responsible Officer of the Borrower to the effect that the conditions set forth in Section 3.2(b) have been satisfied;

               (xi) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 are in full force and effect, together with endorsements naming (A) the Administrative Agent and the Lenders as additional insureds under all liability policies maintained by each Grantor and (B) the Administrative Agent on behalf of the Secured Parties as loss payee under all casualty policies maintained with respect to the properties of each Grantor;

               (xii) evidence satisfactory to the Administrative Agent of the receipt of all necessary governmental and third party consents, authorizations and approvals necessary in connection with this Agreement and the transactions contemplated hereby (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent), and the making of the filings listed on
          Schedule 4.2;


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
               (xiii) evidence satisfactory to the Administrative Agent of the payment in full and satisfaction of all obligations under the Existing DIP Facility and the termination thereof and any Liens and security interests in favor of any agent or lender thereunder;

               (xiv) a copy of the Consent Agreement, duly executed by the Borrower and the Administrative Agent;

               (xv) a certificate of a Responsible Officer of the Borrower certifying that the attached financial projections are true and complete copies of the Projections; and

               (xvi) such other certificates, documents, agreements and information respecting any Grantor as any Lender through the Administrative Agent may reasonably request.

           (c) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arranger, the Collateral Monitoring Agent and the Lenders, as applicable, all fees and expenses (including fees and expenses of counsel) due and payable on or before the Closing Date (including all such fees described in the Fee Letter).

           (d) Appraisal. Each of the Lenders shall be satisfied with the results of (i) the third party appraisal of all the Inventory of the Borrower and its Subsidiaries conducted by GB Asset Advisors LLC and set forth in its report dated December 10, 2002, and (ii) a collateral audit of such Inventory conducted by Citibank's internal auditors no more than thirty (30) days prior to the Closing Date.

           (e) Minimum Available Credit. The Administrative Agent shall have received evidence satisfactory to it that the Available Credit is at least $15,000,000 after giving effect to the transactions contemplated on the Closing Date.

           (f) Insurance. The Administrative Agent shall be satisfied with all insurance and bonding maintained by the Borrower and its Subsidiaries.

           (g) Reserved.

           (h) No Legal Restraints. There shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that, in the reasonable judgment of the Administrative Agent prohibits, restricts or imposes materially adverse conditions on the Borrower or the Guarantors, their ability to perform their Obligations under and in respect of the Facility or the exercise by the Administrative Agent or the Lenders of their rights as Secured Parties with respect to the Collateral.

           (i) Material Adverse Effect. There shall have occurred no event which has or could reasonably be expected to result in a Material Adverse Effect since December 28, 2001.

           (j) Litigation. Other than the Cases and except as disclosed to the Administrative Agent, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any


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
arbitrator or governmental instrumentality that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) restrains, prevents or imposes or could reasonably be expected to impose materially adverse conditions upon the Facility or the transactions contemplated thereby, or (iii) challenges, or could reasonably be expected to alter, the priorities set forth in Section 4.19.

           (k) Priority and Security. The Administrative Agent shall have a valid and perfected lien on and security interest in the Collateral (subject to Liens permitted under Section 8.2), with the priorities as set forth in Section 4.19.

           SECTION 3.2 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

           (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request, dated on or before such date.

           (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance of such Letter of Credit, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

               (i) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

               (ii) no Default or Event of Default has occurred and is continuing.

           (c) Borrowing Base. After giving effect to the Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Revolving Credit Outstandings shall not exceed the Maximum Credit at such time.

           (d) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

           (e) Order. The Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.


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
           (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants as to itself and as to each other Grantor, and each other Grantor represents and warrants as to such Grantor, to the Lenders, the Issuers and the Administrative Agent that, on and as of the Closing Date, after giving effect to the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b)(i):

           SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents and the Order, and, in all material respects, all other orders of the Bankruptcy Court; (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

           SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

           (a) The execution, delivery and performance by each Grantor of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, including the obtaining of the Loans and the creation and perfection of the Liens on the Collateral as security therefor:


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
               (i) are, subject to the entry of the Order, within such Grantor's corporate, limited liability company, partnership or other powers;

               (ii) have been or, at the time of delivery thereof pursuant to
          Article III will have been, duly authorized by all necessary corporate or other action, including the consent of shareholders where required;

               (iii) subject to the entry of the Order, do not and will not (A) contravene any provision of such Grantor's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Grantor (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Grantor, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any post-petition Contractual Obligation of such Grantor or any of its Subsidiaries, or
          (D) result in the creation or imposition of any Lien upon any of the property of such Grantor or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to this Agreement and the Order; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than the Bankruptcy Court and those listed on Schedule 4.2 and which have been or will be, on or prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect.

           (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Grantor party thereto. Subject to the entry of the Order, this Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Grantor party thereto, enforceable against such Grantor in accordance with its terms.

           SECTION 4.3 OWNERSHIP OF BORROWERS; SUBSIDIARIES.

           (a) The authorized capital stock of the Borrower consists of (i) 20,000,000 shares of common stock, $0.01 par value per share, of which 6,800,000 shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable. Except as set forth on Schedule 4.3, no Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings to which the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

           (b) Set forth on Schedule 4.3 hereto is a complete and accurate list, as of the Closing Date, of all Subsidiaries of the Borrower and, as to each such Subsidiary, the exact legal name, jurisdiction of its incorporation or organization, taxpayer identification number, if applicable, jurisdictional identification number, the number of shares of each class of Stock authorized


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
(if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other owner. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower (including the Pledged Stock) has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens except those created under the Loan Documents and the Order. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

           SECTION 4.4 FINANCIAL STATEMENTS.

           (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 29, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 28, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at September 28, 2002, and said statements of income, retained earnings and cash flows for the nine (9) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

           (b) Except as set forth on Schedule 4.4, neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in paragraph (a) above or in the notes thereto or permitted by this Agreement.

           (c) The Projections have been prepared by the Borrower in light of the past operations of its business and are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

           SECTION 4.5 MATERIAL ADVERSE EFFECT. Since December 29, 2001, there have been no events or developments that in the aggregate have had a Material Adverse Effect.

           SECTION 4.6 LITIGATION. Other than the Cases, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that have been stayed or those that in the aggregate could not reasonably be expected to have a Material

Adverse Effect. The performance of any action by any Grantor required or contemplated by any of the Loan Documents or the Order is not restrained or enjoined (either temporarily, preliminarily or permanently).

           SECTION 4.7 TAXES.

           (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.7, as of the date hereof, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any other assertion of any claim for taxes (whether relating to a Tax Return or otherwise) has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

           (b) Except as set forth on Schedule 4.7, as of the date hereof, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

           SECTION 4.8 FULL DISCLOSURE. The information prepared or furnished by or on behalf of any Grantor in connection with this Agreement or the consummation of the financing provided for herein taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders.

           SECTION 4.9 MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

           SECTION 4.10 NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

           (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

           (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Grantor or to any Subsidiary of a Grantor, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

           (c) Except as set forth on Schedule 4.10, no Default or Event of Default has occurred and is continuing.

           (d) To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Grantor the compliance with which by such Grantor would have a Material Adverse Effect.

           SECTION 4.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

           SECTION 4.12 USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) to refinance any amounts outstanding under the Existing DIP Facility, (b) pay expenses (including professional fees) arising under the Bankruptcy Code, and in accordance with the applicable orders of the Bankruptcy Court, (c) provide financing for working capital, letters of credit, capital expenditures and other general corporate purposes of the Borrower, the Guarantors and the other Subsidiaries (to the extent permitted hereunder) for the continued operation of the Borrower's and the Guarantors' businesses as debtors and debtors-in-possession under the Bankruptcy Code and (d) pay related transaction costs, fees and expenses. Borrower shall use the entire amount of the proceeds of each Borrowing in accordance with this Section 4.12; provided, however, that nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and provided, further, that the Borrower shall not use the proceeds from any Loans or Letters of Credit for any purpose that is prohibited under the Bankruptcy Code.

           SECTION 4.13 INSURANCE. All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Borrower or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

           SECTION 4.14 LABOR MATTERS.

           (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

           (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened against or involving the Borrower or any of it Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, in each case, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

           (c) Except as set forth on Schedule 4.14, as of the Closing Date, there is no collective bargaining agreement covering any of the employees of the Borrower or its Subsidiaries.

           (d) Schedule 4.14 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

           SECTION 4.15 ERISA.

           (a) Schedule 4.15 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

           (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

           (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

           (d) Other than the Cases, there has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

           (e) Except to the extent set forth on Schedule 4.15, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

           SECTION 4.16 ENVIRONMENTAL MATTERS.

           (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate have (i) no reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000 and (ii) no Material Adverse Effect.

           (b) None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate have (i) no reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000 and (ii) no Material Adverse Effect.

           (c) Except as disclosed on Schedule 4.16, none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the regulations thereunder or any state analog.

           (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by the Borrower or any of its Subsidiaries which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate have (i) no reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000 and (ii) no Material Adverse Affect.

           (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

           (f) The Borrower and each of its Subsidiaries has provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any of their real property that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

           SECTION 4.17 RESERVED.

           SECTION 4.18 TITLE; REAL PROPERTY.

           (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under
Section 8.2. The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property.

           (b) Set forth on Schedule 4.18 hereto is a complete and accurate list of all Real Property owned or leased by each Grantor and its Subsidiaries showing as of the Closing Date the street address, county or other relevant jurisdiction, state, and record owner.

           (c) No portion of any Real Property owned or leased by any Grantor or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property owned or leased by any Grantor or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

           (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which, in the aggregate, would not have a Material Adverse Effect.

           (e) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

           SECTION 4.19 SECURED, SUPER-PRIORITY OBLIGATIONS.

           (a) On and after the Closing Date, the provisions of the Loan Documents and the Order are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Order) in all right, title and interest in the Collateral, enforceable against each Grantor that owns an interest in such Collateral.

           (b) All Obligations and all other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof (including, without limitation, any exposure of a Lender or any of its affiliates in respect of cash management or hedging transactions incurred on behalf of any Grantor) will be secured:

               (i) pursuant to section 364(c)(2) of the Bankruptcy Code and the Order, by a first priority perfected security interest in and Lien on, and mortgage against, all unencumbered property and assets of each of the Grantors and their estates of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or existing or hereafter acquired or arising, and including, without limitation, all property of the estates of each of the Grantors within the meaning of section 541 of the Bankruptcy Code, and all proceeds, rents and products of all of the foregoing and all distributions thereon that are unencumbered as of the date hereof, subject only to
          (x) Liens in favor of the Factor to the extent provided for in Section 4.19(d) hereof and (y) the Carve-Out; and

               (ii) pursuant to section 364(c)(3) of the Bankruptcy Code and the Order, by a perfected junior Lien on, and security interest in, and mortgage against all property and assets of each of the Grantors and their estates of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or existing or hereafter acquired or arising, and including, without limitation, all property of the estates of each of the Grantors within the meaning of section 541 of the Bankruptcy Code, and all proceeds, rents and products of all of the foregoing and all distributions thereon that are subject to valid and perfected Liens in existence at the time of the commencement of the Cases or to valid Liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by subsection 546(b) of the Bankruptcy Code, subject to the Carve-Out.

           (c) Pursuant to section 364(c)(1) of the Bankruptcy Code and the Order, all Obligations and other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof (including, without limitation, any exposure of a Lender in respect of cash management or hedging transactions incurred on behalf of any Grantor) at all times will constitute allowed super-priority administrative expense claims in each of the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

           (d) Upon entry of the Order, the obligations of the Borrower and the Guarantors in respect of Indebtedness owed to the Factor permitted by Section 8.1(i), (i) shall be secured by a perfected first priority, senior Lien on those Accounts Receivable of the Borrower and the Guarantors that constitute Factor Risk Accounts (as defined in the Factoring Agreement), but only to the extent, and only at the time, that the Factor has made payments to the Administrative Agent in respect of such Accounts Receivable, but has not yet collected payment from the Account Debtor in respect thereof, (ii) shall be secured by a perfected first priority, senior Lien on all Accounts Receivable of the Borrower and the Guarantors, but only to the extent, and only at the time, that the Factor has collected amounts from an Account Debtor and paid such amounts over to the Administrative Agent, and has been subsequently required to disgorge such amounts to the Borrower, or that the Factor has paid amounts over to the Administrative Agent and such amounts are not subsequently collected or are uncollectable, including, without limitation, as a result of returned checks, misapplied funds or similar items (other than as a result of the Factor's own gross negligence or willful misconduct or as a result of its not acting in a commercially reasonable manner in the handling and collecting of such Accounts Receivable), and (iii) with respect to "ledger debt" (as such term is defined in the Factoring Agreement) and all "Obligations" (as such term is defined in the Factoring Agreement) of Borrower to the Factor other than those specified in clauses (i) and (ii) of this paragraph (d) incurred subsequent to the Petition Date, pursuant to section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all "Collateral" (as such term is defined in the Factoring Agreement) of the Borrower and the Guarantors that is subject to (x) Liens in favor of the Administrative Agent for the benefit of the Secured Parties and (y) valid and perfected Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code or to Liens permitted under Section 8.2, junior to all such Liens described in clauses (x) and (y) above, subject only to the Carve-Out.

           (e) The Order and the transactions contemplated hereby and thereby are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Requisite Lenders.

           SECTION 4.20 DEPOSIT ACCOUNTS; CONTROL ACCOUNTS. The only Deposit Accounts, Securities Accounts or commodity accounts maintained by any Grantor on the date hereof are those listed on Schedule 4.20, which sets forth such information separately for each Grantor.

           SECTION 4.21 TITLE; NO OTHER LIENS. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the Liens in favor of the Factor described in Section 4.19(d) and Liens permitted under Section 8.2,
(a) each Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and owns each other item of Collateral in which a Lien is granted by it hereunder and (b) all such Collateral is owned free and clear of any and all Liens other than Liens permitted under Section 8.2.

           SECTION 4.22 PLEDGED COLLATERAL.

           (a) The Pledged Stock pledged hereunder by each Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4.22.

           (b) All of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

           (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

           (d) All Pledged Stock of such Grantor as of the date hereof is listed on Schedule 4.22.

           (e) All Pledged Collateral consisting of certificated securities or Instruments has been delivered to the Administrative Agent to the extent requested by the Administrative Agent.

           (f) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

           (g) There is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account.

           (h) No Person other than the Administrative Agent has Control over any Investment Property of such Grantor.

           SECTION 4.23 INTELLECTUAL PROPERTY.

           (a) Schedule 4.23 lists all Material Intellectual Property of such Grantor on the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor.

           (b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and, to the best knowledge of such Grantor, the use thereof in the business of such Grantor does not infringe upon or conflict with the intellectual property rights of any other Person in any material respect.

           (c) Except as set forth in Schedule 4.23, on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

           (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

           (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

                                   ARTICLE V

                               FINANCIAL COVENANTS

           As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

           SECTION 5.1 MAXIMUM LEVERAGE RATIO. The Borrower will maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day (which compliance shall be maintained from the beginning of the first day of such four Fiscal Quarter period through the end of the last day of such period (or with respect to the Fiscal Quarters ending on March 29, 2003, June 28, 2003 and September 27, 2003, the period commencing on December 29, 2002 and ending on the last day of each such Fiscal Quarter)), of not more than the maximum ratio set forth opposite such Fiscal Quarter:

---------------------------------------------------------- ------------------------------------
                  FISCAL QUARTER ENDING                                  MAXIMUM
                                                                     LEVERAGE RATIO
---------------------------------------------------------- ------------------------------------
March 29, 2003                                                          2.0 to 1
---------------------------------------------------------- ------------------------------------
June 28, 2003                                                           1.5 to 1
---------------------------------------------------------- ------------------------------------
September 27, 2003                                                      1.0 to 1
---------------------------------------------------------- ------------------------------------
December 27, 2003 and at the end of each Fiscal Quarter                 .75 to 1
thereafter
---------------------------------------------------------- ------------------------------------

           SECTION 5.2 MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day (or with respect to the Fiscal Quarters ending on March 29, 2003, June 28, 2003 and September 27, 2003, the period commencing on December 29, 2002 and ending on the last day of each such Fiscal Quarter), of at least the minimum ratio set forth opposite such Fiscal Quarter:

---------------------------------------------------------- ------------------------------------
                 FISCAL QUARTER ENDING                        MAXIMUM FIXED CHARGE COVERAGE
                                                                          RATIO
---------------------------------------------------------- ------------------------------------
March 29, 2003                                                           2 to 1
---------------------------------------------------------- ------------------------------------
June 28, 2003                                                            2 to 1
---------------------------------------------------------- ------------------------------------
September 27, 2003                                                       2 to 1
---------------------------------------------------------- ------------------------------------
December 27, 2003                                                        2 to 1
---------------------------------------------------------- ------------------------------------
March 27, 2004                                                           3 to 1
---------------------------------------------------------- ------------------------------------
June 26, 2004                                                            3 to 1
---------------------------------------------------------- ------------------------------------
September 25, 2004                                                       3 to 1
---------------------------------------------------------- ------------------------------------
January 1, 2005                                                          3 to 1
---------------------------------------------------------- ------------------------------------
April 2, 2005                                                            4 to 1
---------------------------------------------------------- ------------------------------------
July 2, 2005                                                             4 to 1
---------------------------------------------------------- ------------------------------------
October 1, 2005                                                          4 to 1
---------------------------------------------------------- ------------------------------------
December 31, 2005                                                        4 to 1
---------------------------------------------------------- ------------------------------------

           SECTION 5.3 MINIMUM EBITDA. The Borrower will have, as of the last day of each Fiscal Quarter set forth below, EBITDA for the four Fiscal Quarters ending on such day (or with respect to the Fiscal Quarters ending on March 29, 2003, June 28, 2003 and September 27, 2003, the period commencing on December

29, 2002 and ending on the last day of each such Fiscal Quarter) of not less than the following:

----------------------------------------- -------------------------------
         FISCAL QUARTER ENDING                    MINIMUM EBITDA
----------------------------------------- -------------------------------
March 29, 2003                                     $10,000,000
----------------------------------------- -------------------------------
June 28, 2003                                      $11,586,000
----------------------------------------- -------------------------------
September 27, 2003                                 $23,466,000
----------------------------------------- -------------------------------
December 27, 2003                                  $26,305,000
----------------------------------------- -------------------------------
March 27, 2004                                     $28,820,000
----------------------------------------- -------------------------------
June 26, 2004                                      $30,152,000
----------------------------------------- -------------------------------
September 25, 2004                                 $33,614,000
----------------------------------------- -------------------------------
January 1, 2005                                    $34,570,000
----------------------------------------- -------------------------------
April 2, 2005                                      $37,883,000
----------------------------------------- -------------------------------
July 2, 2005                                       $39,552,000
----------------------------------------- -------------------------------
October 1, 2005                                    $43,026,000
----------------------------------------- -------------------------------
December 31, 2005                                  $45,351,000
----------------------------------------- -------------------------------

           SECTION 5.4 RESERVED.

           SECTION 5.5 CAPITAL EXPENDITURES. The Borrower will not permit Capital Expenditures to be made or incurred during each of the Fiscal Years set forth below to be in excess of the maximum amount set forth below for such Fiscal Year:

----------------------------------------- -------------------------------
              FISCAL YEAR                  MAXIMUM CAPITAL EXPENDITURES
----------------------------------------- -------------------------------
                  2003                         $9,500,000
----------------------------------------- -------------------------------
                  2004                         $9,500,000
----------------------------------------- -------------------------------
                  2005                         $9,500,000
----------------------------------------- -------------------------------

; provided, however, that to the extent that the Capital Expenditures made in any Fiscal Year set forth above are less than the amount set forth for such Fiscal Year, then after the available amount for the next succeeding Fiscal Year has been fully used the Borrower may make additional Capital Expenditures during such next succeeding Fiscal Year in an aggregate amount that at the time each such Capital Expenditure is made is not in excess of the unused amount from the immediately prior period set forth above; provided, further, that in no event shall the amount of the carryover permitted by the foregoing proviso exceed 50% of the maximum amount for the immediately prior Fiscal Year set forth above. The amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section 5.5 (without giving effect to the permitted carryover amounts


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referred to in the foregoing provisos) will be reduced by the amount of any
Investments made in such Fiscal Year pursuant to Section 8.3(h).

                                   ARTICLE VI

                               REPORTING COVENANTS

           As long as any of the Obligations or Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

           SECTION 6.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following:

           (a) Monthly Reports. Within thirty (30) days after the end of each fiscal month in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such month, consolidated and consolidating statements of income and consolidated statements of cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating (if applicable) financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) provided, however, that for the first nine fiscal (9) months following the Closing Date, the Borrower shall be permitted to furnish to the Administrative Agent such monthly reports within forty-five (45) days after the end of each fiscal month in each Fiscal Year.

           (b) Quarterly Reports. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter, consolidated and consolidating statements of income and consolidated statements of cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating (if applicable) financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

           (c) Annual Reports. Within ninety (90) days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year, consolidated and consolidating statements of income and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the


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
scope of the audit by Ernst & Young LLP or other independent public accountants acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

           (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit I hereto (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin, the Applicable Documentary LC Fee Rate, the Applicable Standby LC Fee Rate and the Applicable Unused Commitment Fee Rate) and demonstrating compliance with each of the financial covenants contained in
Article V which is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

           (e) Business Plan. Not later than thirty (30) days prior to the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower for the next succeeding Fiscal Year approved by the Board of Directors of the Borrower, (ii) forecasts prepared by management of the Borrower for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Revolving Credit Termination Date is scheduled to occur, including, in each instance described in clause (ii) and clause (iii) above, (A) projected year-end consolidated balance sheets and statements of cash flows and consolidated and consolidating income statements and (B) a statement of all of the material assumptions on which such forecasts are based.

           (f) Monthly Inventory Aging Reports. Within thirty (30) days after the end of each fiscal month, in each Fiscal Year, a Monthly Inventory Aging Report.

           (g) Monthly Receivable Aging Reports. Within thirty (30) days after the end of each fiscal month, in each Fiscal Year, a summary of the Accounts Receivable aged trial balance for each Account Debtor as of the end of such fiscal month.

           (h) Monthly Trademark Royalty Reports. Within thirty (30) days after the end of each fiscal month, in each Fiscal Year, a report setting forth the


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royalty income received by the Borrower and its Subsidiaries from Trademarks of the Grantors for the trailing twelve (12) months.

           (i) Management Letters, Etc. Within five (5) Business Days after receipt thereof by any Grantor, copies of each management letter, exception report or similar letter or report received by such Grantor from its independent certified public accountants.

           (j) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (a) of this Section 6.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement prepared in accordance with
Section 6.1(a), certified by a Responsible Officer.

           (k) Factor Month-end Statement. Within five (5) Business Day after receipt thereof by any Grantor, copies of the Factor's month-end statement including, without limitation, all purchases, collections, activities, charge-backs and dilution with respect to Accounts Receivable factored under the Factoring Agreement.

           (l) Consolidating Financial Statements. At the request of the Administrative Agent, the Borrower agrees to work in good faith with the Administrative Agent to develop consolidating balance sheets and cash flow statements. Within a reasonable period of time after such request (as determined by the Administrative Agent in its reasonable discretion), any consolidating balance sheets and cash flow statements so developed shall be delivered at the same time as the corresponding consolidated statements are delivered in accordance with Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(e).

           SECTION 6.2 DEFAULT NOTICES. As soon as practicable, and in any event within five (5) Business Days after a Responsible Officer of any Grantor has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which could reasonably be expected to have a Material Adverse Effect, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

           SECTION 6.3 LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower, expose the Borrower or such Subsidiary to liability in an amount in excess of $500,000 or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

           SECTION 6.4 ASSET SALES. Prior to the consummation of any Asset Sale anticipated to generate in excess of $1,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) other than in the case of Asset Sales permitted under
Section 8.4 (a) through (d), stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

           SECTION 6.5 RESERVED.

           SECTION 6.6 SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of
(a) all reports which the Borrower sends to its security holders generally, (b) all reports on Form 10-K, 10-Q or 8-K or otherwise and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Grantor made available by any Grantor to the public.

           SECTION 6.7 LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

           SECTION 6.8 TAX RETURNS. Upon the request of any Lender, through the Administrative Agent, the Borrower will provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

           SECTION 6.9 INSURANCE. As soon as is practicable and in any event within ninety (90) days after the end of each Fiscal Year, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid and that all such insurance names the Administrative Agent on behalf of the Secured Parties as additional insured and/or loss payee, as appropriate, and provides that no cancellation, material addition in amount or material change in coverage shall be effective until after thirty (30) days' written notice to the Administrative Agent.

           SECTION 6.10 ERISA MATTERS. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

           (a) promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

           (b) promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;


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
           (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

           SECTION 6.11 ENVIRONMENTAL MATTERS. The Borrower shall provide the Administrative Agent promptly and in any event within ten (10) days of the Borrower or any Subsidiary receives knowledge of any of the following, written notice of any of the following:

           (a) that any Grantor is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Grantor to Environmental Liabilities and Costs of $1,000,000 or more;

           (b) the receipt by any Grantor of notification that any real or personal property of such Grantor is or is reasonably likely to be subject to any Environmental Lien;

           (c) the receipt by any Grantor of any notice of violation of or potential liability under, or knowledge by such Grantor that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Grantors collectively to Environmental Liabilities and Costs of $1,000,000 or more;

           (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Grantors collectively to Environmental Liabilities and Costs of $1,000,000 or more;

           (e) any proposed acquisition of Stock, assets or real estate, or any proposed leasing of property, or any other action by any Grantor or any of its Subsidiaries other than those the consequences of which in the aggregate have a reasonable likelihood of subjecting the Grantors collectively to Environmental Liabilities and Costs of $500,000 or less;

           (f) any proposed action by any Grantor or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Grantors to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $1,000,000 or more or subject the Grantors to additional Environmental Liabilities and Costs of $1,000,000 or more; and

           (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

           SECTION 6.12 BORROWING BASE DETERMINATION.

           (a) On or prior to the last Business Day of each calendar week, the Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver a copy of the same to each Lender) a Borrowing Base


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Certificate as of the last Business Day of the immediately preceding calendar week and executed by a Responsible Officer of the Borrower.

           (b) The Borrower agrees that the Administrative Agent, on behalf of the Lenders, may cause an internal appraiser to conduct and conclude quarterly field audits with respect to Inventory owned by the Grantors at the Borrower's sole cost and expense. The Administrative Agent shall be entitled to obtain from time to time as it deems necessary, but not less frequently than annually, new appraisals of the Inventory of the Grantors performed by an independent third party appraiser selected by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, and at the sole cost and expense of the Borrower. The Borrower further agrees to use its best efforts to assist each appraiser appointed by the Administrator Agent to conduct and conclude such field audits and appraisals. The Borrower shall conduct, or shall cause to be conducted, at its reasonable expense, and deliver to the Administrative Agent for its reasonable approval, such other appraisals, investigations and reviews as the Administrative Agent shall reasonably request for the purpose of determining the Borrowing Base. The Borrower shall furnish to the Administrative Agent any information which the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

           (c) The Administrative Agent may, at the Borrower's sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

           SECTION 6.13 OTHER INFORMATION. The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

           As long as any of the Obligations or Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Grantor agrees with the Lenders and the Administrative Agent that:

           SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC. Such Grantor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 and 8.6.

           SECTION 7.2 COMPLIANCE WITH LAWS, ETC. Such Grantor shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect. The Borrower shall on


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a timely basis file with the Securities and Exchange Commission all reports on
Forms 10-K, 10-Q and 8-K or otherwise which are required pursuant to applicable Requirements of Law.

           SECTION 7.3 CONDUCT OF BUSINESS. Such Grantor shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Grantor or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses
(a) and (b) above would not in the aggregate have a Material Adverse Effect.

           SECTION 7.4 PAYMENT OF TAXES, ETC. Such Grantor shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies arising after the Petition Date, except where contested in good faith, by proper proceedings and for which adequate reserves have been established on the books of such Grantor or the appropriate Subsidiary in conformity with GAAP.

           SECTION 7.5 MAINTENANCE OF INSURANCE. Such Grantor shall (i) maintain, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders, and, in any event, all insurance required by any Loan Document and (ii) cause all such insurance to (A) name the Administrative Agent and the Lenders as additional insureds under all liability policies and (B) name the Administrative Agent on behalf of the Secured Parties as loss payee under all casualty policies, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after thirty (30) days' written notice thereof to the Administrative Agent.

           SECTION 7.6 ACCESS. Such Grantor shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two (2) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), to (a) examine and make copies of and abstracts from the records and books of account of such Grantor and each of its Subsidiaries, (b) visit the properties of such Grantor and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Grantor and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly, and if requested by the Borrower, in the presence of an officer, employee or other designee of the Borrower, with such Grantor's independent certified public accountants. Such Grantor shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower or such Grantor and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Grantor or any of its Subsidiaries.

           SECTION 7.7 KEEPING OF BOOKS. Such Grantor shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial


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transactions and the assets and business of such Grantor and each such
Subsidiary.

           SECTION 7.8 MAINTENANCE OF PROPERTIES, ETC. Except as otherwise required by the Bankruptcy Code, such Grantor shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition,
(b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all Intellectual Property with respect to its business, except where the failure to maintain and preserve the same would not in the aggregate have a Material Adverse Effect.

           SECTION 7.9 APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.12.

           SECTION 7.10 ENVIRONMENTAL. Such Grantor shall, and shall cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply in all material respects with Environmental Laws and, without limiting the foregoing, such Grantor shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of such Grantor and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000, (a) conduct, or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, investigative or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

           SECTION 7.11 CONTROL ACCOUNTS; BLOCKED ACCOUNTS; LOCKBOX ACCOUNT.

           (a) The Borrower will (i) deposit in one or more Blocked Accounts or Lockbox Accounts all cash and all Proceeds received by any Grantor except that
(x) cash to make Investments permitted by this Agreement may be deposited in a Control Account and (y) the Borrower may maintain Deposit Accounts in respect of retail discount stores that are subject to standing instructions requiring that, at any time the aggregate balance of any such Deposit Account exceeds $250,000, all collected funds on deposit therein at such time shall be transferred to the Concentration Account by wire transfer or by check or draft, which instructions cannot be changed without the consent of the Administrative Agent, (ii) not establish or maintain, or permit any other Grantor to establish or maintain, any Securities Account that is not a Control Account and (iv) not establish or maintain, or permit any other Grantor to establish or maintain, any account with any financial or other institution in which Proceeds are deposited other than a Blocked Account Bank or a Lockbox Account Bank; provided, however, that any Grantor may (i) maintain payroll, withholding tax and other fiduciary accounts,
(ii) maintain other accounts so long as the aggregate balance in all such accounts does not exceed $500,000 and (iii) so long as the Factor is factoring Accounts Receivable pursuant to the Factoring Agreement, maintain a lockbox for collection of such Accounts Receivable in accordance with the terms thereof.

           (b) The Borrower shall in furtherance of clause (a)(i) of this
Section 7.11 instruct each Account Debtor or other Person obligated to make a payment to any Grantor to make payment, or to continue to make payment, as the


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case may be, to a Blocked Account or a Lockbox Account and will deposit in a
Blocked Account all Proceeds received by such Grantor from any other Person immediately upon receipt.

           (c) In the event (i) any Grantor or any Approved Securities Intermediary, Blocked Account Bank or Lockbox Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account, Blocked Account or a Lockbox Account for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary, Blocked Account Bank or Lockbox Account Bank to comply with the terms of the applicable Control Account Letter, Blocked Account Letter or Lockbox Account Agreement, or (iii) the Administrative Agent determines in its sole discretion exercised reasonably that the financial condition of an Approved Securities Intermediary, Blocked Account Bank or Lockbox Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account, Blocked Account or Lockbox Account, as the case may be, to make all future payments to another Control Account, Blocked Account or Lockbox Account, as the case may be.

           SECTION 7.12 FACTORING AGREEMENT. The Borrower shall maintain in full force and effect a factoring agreement with respect to the Borrower's receivables in form and substance satisfactory to the Administrative Agent, or, if such a factoring agreement is not maintained, maintain adequate insurance policies in form and substance satisfactory to the Administrative Agent with respect to those receivables which would otherwise have been subject to collection and credit protection under such factoring agreement that would insure the receipt by the Borrower of the amount owing by the Account Debtor on such receivables.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

           As long as any of the Obligations or Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, each Grantor agrees with the Lenders and the Administrative Agent that:

           SECTION 8.1 INDEBTEDNESS. Such Grantor will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

           (a) the Obligations;

           (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1;

           (c) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor otherwise permitted by this Section 8.1;


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           (d) Capital Lease Obligations and purchase money Indebtedness incurred by such Grantor or a Subsidiary of such Grantor to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $10,000,000 at any time; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.5;

           (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (d) of this Section 8.1; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced or refunded;

           (f) Indebtedness in respect of Hedging Contracts designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

           (g) Indebtedness arising from intercompany loans (i) from any Grantor to any other Grantor, (ii) from any Foreign Subsidiary to any other Foreign Subsidiary or to any Grantor or (iii) from any Grantor to any Foreign Subsidiary; provided, however, that any intercompany loans made under this
Section 8.1(g)(iii), when taken together with all Investments in Foreign Subsidiaries permitted under Section 8.3(g), other than the Investments in Foreign Subsidiaries existing on the date of this Agreement and disclosed on
Schedule 8.3, shall not exceed the aggregate principal amount of $15,000,000 during the term of the Facility;

           (h) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business; and

           (i) Indebtedness incurred under the Factoring Agreement and owing to the Factor.

           SECTION 8.2 LIENS, ETC. Such Grantor will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon or with respect to any of its properties or assets, including, without limitation, the Collateral, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

           (a) Liens created pursuant to the Loan Documents and the Order;

           (b) (i) Liens existing on the Petition Date and (ii) Liens created after the Petition Date which are disclosed on Schedule 8.2;

           (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

           (d) purchase money Liens granted by such Grantor or any Subsidiary of such Grantor (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of such Grantor's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;


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           (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section 8.2 without any change in the assets subject to such Lien; and

           (f) Liens in favor of the Factor described in Section 4.19(d) or in the Order or otherwise in existence on the date hereof.

           SECTION 8.3 INVESTMENTS. Such Grantor will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

           (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

           (b) Cash Equivalents held in a Blocked Account, Cash Collateral Account or Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

           (c) Accounts, Contract Rights and Chattel Paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of such Grantor;

           (d) Investments received in settlement of amounts due to such Grantor or any Subsidiary of such Grantor effected in the ordinary course of business or in connection with the bankruptcy proceedings of such obligor;

           (e) Investments by a Grantor in another Grantor;

           (f) loans or advances to employees of such Grantor in the ordinary course of business, which loans and advances shall not exceed the aggregate outstanding principal amount of $500,000 at any time;

           (g) Investments in Foreign Subsidiaries existing on the date of this Agreement and disclosed on Schedule 8.3 and additional Investments in Foreign Subsidiaries in an aggregate principal amount which, when taken together with all Indebtedness arising from intercompany loans permitted under Section 8.1(g)(iii), do not to exceed $15,000,000 during the term of the Facility; and

           (h) in addition to the foregoing, other Investments in an aggregate amount for each Fiscal Year which, when taken together with all Capital Expenditures made in such Fiscal Year, do not exceed the applicable maximum amount of Capital Expenditures permitted for such Fiscal Year under Section 5.5 (without giving effect to the permitted carryover amounts referred to therein).

           SECTION 8.4 SALE OF ASSETS. Such Grantor will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including in connection with a Sale/Leaseback Transaction) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any


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Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock
Equivalents (any such disposition being an "Asset Sale"), except:

           (a) the sale or disposition of Inventory in the ordinary course of business;

           (b) the sale or disposition of equipment which has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $3,000,000;

           (c) the lease or sublease of real property not constituting a Sale/Leaseback Transaction, to the extent not otherwise prohibited by this Agreement;

           (d) assignments and licenses of Intellectual Property of the Borrower and its Subsidiaries in the ordinary course of business; and

           (e) the sale or other disposition of the China Facility;

provided, that the foregoing limitations are not intended to prevent such Grantor from rejecting unexpired leases or executory contracts pursuant to section 365 of the Bankruptcy Code in connection with the Cases.

           SECTION 8.5 RESTRICTED PAYMENTS. Such Grantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:

           (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Guarantor;

           (b) Restricted Payments in respect of Permitted Prepetition Claim Payments;

           (c) Restricted Payments by the Borrower to repurchase Stock of the Borrower from employees of the Borrower in an aggregate amount not to exceed $2,500,000 during the term of the Facility; and

           (d) Restricted Payments by the Borrower to repurchase Stock of the Borrower from third parties on the open market in an aggregate amount not to exceed $7,000,000 for the term of the Facility; provided, that (i) the Trademark Advance Amount shall have been permanently reduced to zero and (ii) immediately after giving effect to such repurchase, the Borrower shall:

               (i) have Available Credit of at least $20,000,000; and

               (ii) be in compliance with each of the financial covenants set forth in Article V on a pro forma basis.

           SECTION 8.6 RESTRICTION ON FUNDAMENTAL CHANGES. Except as permitted under Section 8.3, such Grantor will not, and will not permit any of its Subsidiaries to (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all


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or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary, except that:

               (i) any Subsidiary may merge into or consolidate with any Grantor; provided that, in the case of any such merger or consolidation involving the Borrower, the Borrower shall be the surviving entity, and in the case of any other merger or consolidation, the surviving entity shall be a Guarantor;

               (ii) any Foreign Subsidiary may merge into or consolidate with any Foreign Subsidiary; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of the Borrower; and

               (iii) any Foreign Subsidiary may form a new wholly-owned Subsidiary; provided that, in the case of any such formation, the Subsidiary formed shall be (subject to any applicable local Requirements of Law) a direct wholly-owned Subsidiary of such Foreign Subsidiary and an indirect wholly-owned Subsidiary of the Borrower;

provided, however, that in each case under this Section 8.6, both before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

           SECTION 8.7 CHANGE IN NATURE OF BUSINESS. Such Grantor will not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

           SECTION 8.8 TRANSACTIONS WITH AFFILIATES. Such Grantor will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; or
(e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels.

           SECTION 8.9 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than (x) pursuant to the Loan Documents, agreements existing on the Petition Date and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (d) or (e) of Section 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), (y) any restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of


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business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract or (z) as to any asset that is subject to a contract of sale permitted by Section 8.4, such Grantor will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

           SECTION 8.10 MODIFICATION OF CONSTITUENT DOCUMENTS. Such Grantor will not, and will not permit any of its Subsidiaries to, change its capital structure (including the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially adversely affect the rights and privileges of such Grantor or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or the Order or in the Collateral.

           SECTION 8.11 ACCOUNTING CHANGES; FISCAL YEAR. Such Grantor will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

           SECTION 8.12 MARGIN REGULATIONS. The Borrower will not use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

           SECTION 8.13 OPERATING LEASES; SALE/LEASEBACKS.

           (a) Such Grantor will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $12,000,000 in any Fiscal Year.

           (b) Such Grantor will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction.

           SECTION 8.14 PREPAYMENT OR MODIFICATION OF PREPETITION INDEBTEDNESS. Such Grantor will not, and will not permit any of its Subsidiaries to, amend or modify any Contractual Obligation relating to Indebtedness incurred or deemed incurred prior to the Petition Date or prepay, redeem, purchase, defease, exchange or repurchase any such Indebtedness, other than any Permitted Prepetition Claim Payment.

           SECTION 8.15 NO SPECULATIVE TRANSACTIONS. Such Grantor will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging currency risk in the normal course of business and consistent with industry practices and not for any speculative purpose; provided, however, no Grantor nor any of its Subsidiaries shall enter into a


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Hedging Contract requiring it to (a) post cash collateral, or obtain the issuance of Standby Letters of Credit in respect thereof, in an aggregate amount in excess of $2,000,000 at any time or (b) post any collateral other than cash collateral (to the extent permitted under clause (a) above).

           SECTION 8.16 COMPLIANCE WITH ERISA. Such Grantor will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event (other than the Cases) that would have a Material Adverse Effect.

           SECTION 8.17 ENVIRONMENTAL. Such Grantor will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that such Grantor shall not be deemed in violation of this Section 8.17 if, as the consequence of all such Releases, such Grantor would not incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate.

           SECTION 8.18 CHAPTER 11 CLAIMS. Such Grantor will not, and will not permit any of its Subsidiaries to, incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other super-priority claim or lien which is pari passu with or senior to the claims of the Secured Parties and the Factor against the Grantors hereunder except for the Carve-Out, or apply to the Bankruptcy Court for authority to do so.

           SECTION 8.19 THE ORDER. Such Grantor will not, and will not permit any of its Subsidiaries to, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Order without the prior written consent of the Administrative Agent and the Requisite Lenders.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

           SECTION 9.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

           (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation or any interest or fee payable hereunder or under any other Loan Document when the same becomes due and payable; or

           (b) the Borrower shall fail to pay any other Obligation (other than one referred to in clause (a) above) when due and payable and such failure continues for a period of three (3) Business Days after the due date therefor; or

           (c) any representation or warranty made or deemed made by any Grantor in any Loan Document or by any Grantor (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or


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           (d) any Grantor shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Sections 6.1, 6.2, 6.12, 7.1, 7.6, 7.7, 7.9, 7.11, or 7.12 or Article VIII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for thirty (30) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

           (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $2,500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); provided, however, that a failure to make a payment with respect to a trade payable owing by the Borrower or any of its Subsidiaries shall not result in an Event of Default under this clause (e)(i) to the extent such failure resulted directly from the Issuer's failure to honor a drawing request on a Letter of Credit issued with respect to such trade payable as a result of discrepancies in documentation presented with respect to such Letter of Credit; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

           (f) the Loan Documents and the Order shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to section 364 of the Bankruptcy Code against each Grantor, or any Grantor shall so allege in any pleading filed in any court or any material provision of any Loan Document or the Order shall, for any reason, cease to be valid and binding on each Grantor party thereto or any Grantor shall so state in writing; or

           (g) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $2,500,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more of the Grantors or their Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (h) an ERISA Event (other than the Cases) shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; or

           (i) any of the Cases shall be dismissed (or the Bankruptcy Court shall make a ruling requiring the dismissal of the Cases), suspended or converted to a case under chapter 7 of the Bankruptcy Code, or any Grantor shall file any pleading requesting any such relief; or an application shall be filed by any Grantor for the approval of, or there shall arise, (i) any other Claim having priority senior to or pari passu with the claims of the Secured Parties


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and the Factor under the Loan Documents and the Order or any other claim having priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out) or
(ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except as expressly provided herein; or

           (j) any Grantor shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition Claim other than a Permitted Prepetition Claim Payment, (ii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets (other than certain assets identified by the Borrower and agreed to by the Requisite Lenders), or (iii) except to the extent the same would not constitute a Default under any of the previous clauses, and except to the extent the same relates to a Permitted Prepetition Claim Payment, approving any settlement or other stipulation with any creditor of any Grantor, other than the Administrative Agent and the Lenders, or otherwise providing for payments of adequate protection to such creditor (other than as approved by the Administrative Agent, the Requisite Lenders and the Bankruptcy Court); or

           (k) (i) the Order shall cease to be in full force and effect, (ii) any Grantor shall fail to comply with the terms of the Order in any material respect, or (iii) the Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Grantors shall apply for authority to do so) without the written consent of the Requisite Lenders; or

           (l) the Bankruptcy Court shall enter an order appointing a trustee, a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, in any of the Cases; or

           (m) there shall occur any event or circumstances which would have a Material Adverse Effect; or

           (n) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate; or

           (o) there shall occur a Change of Control, provided, however, that for purposes of this Section 9.1, the acquisition by Parthenon Capital, LLC of voting control of the Borrower (as described in the press release issued by the Borrower, dated December 4, 2002), shall not constitute a Change of Control.

           SECTION 9.2 REMEDIES. During the continuance of any Event of Default, without further order of, application to, or action by, the Bankruptcy Court, the Administrative Agent (a) may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each


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Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (b) may, and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, subject solely to any requirement of the giving of notice by the terms of the Order, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, the Order and applicable law, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors.

           SECTION 9.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT. Upon the Revolving Credit Termination Date or as required by Section 2.9(b) and Section 2.9(d) the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 13.8, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(g), as shall have become or shall become due and payable by the Borrower to the Issuers or the Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

                                   ARTICLE X

                                   GUARANTY

           SECTION 10.1 THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby agrees with the Administrative Agent and the Lenders that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment and performance by the Borrower when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lenders. If any or all of the Obligations of the Borrower to the Lenders become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

           SECTION 10.2 NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or


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of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

           SECTION 10.3 INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

           SECTION 10.4 AUTHORIZATION. Each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

           (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

           (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

           (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

           (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

           (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;


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           (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

           (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

           SECTION 10.5 RELIANCE. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

           SECTION 10.6 SUBORDINATION. Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing to such Guarantor so long as the same is not prohibited by this Agreement; and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such Indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Obligations of the Borrower to Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty.

           SECTION 10.7 WAIVER.

           (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. Subject to the giving of three (3) Business Days prior written notice in accordance with the Order, the Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such


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election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

           (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

           SECTION 10.8 LIMITATION ON ENFORCEMENT. The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Requisite Lenders, and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

                                   ARTICLE XI

                                    SECURITY

           SECTION 11.1 SECURITY. To induce the Lenders to make the Revolving Loans, the Issuers to issue Letters of Credit, and the Swing Loan Lender to make the Swing Loans, each Grantor hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a continuing first priority Lien and security interest (subject only to (i) valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date, (ii) the Carve-Out, (iii) Liens in favor of the Factor described in Section 4.19(d) and
(iv) Liens permitted under Section 8.2 (to the extent the same would have priority over the Liens and security interests granted hereunder to the Administrative Agent)) in accordance with sections 364(c)(2) and (3) of the Bankruptcy Code in and to all Collateral of such Grantor. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

               (i) all Accounts;

               (ii) all Accounts Receivable and Accounts Receivable Records;

               (iii) all books and Records pertaining to the property described in this Section 11.1;

               (iv) all Cash Collateral Accounts, Lockbox Accounts, Blocked Accounts and other Deposit Accounts;


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               (v) all Chattel Paper;

               (vi) all Commercial Tort Claims;

               (vii) all Documents;

               (viii) all Equipment;

               (ix) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

               (x) all Instruments;

               (xi) all Insurance;

               (xii) all Inventory;

               (xiii) all Investment Property, including all Investment Property held in Control Accounts and that portion of the Pledged Collateral constituting Investment Property;

               (xiv) all other Goods and personal property of such Grantor, whether tangible or intangible, wherever located, including Money, Letter-of-Credit Rights, including all rights of payment or performance under letters of credit, and any secondary obligation that supports the payment or performance or an Account, Chattel Paper, a Document, a General Intangible, a Payment Intangible, an Instrument, Investment Property, or any other Collateral;

               (xv) all Payment Intangibles;

               (xvi) all property of any Grantor held by the Administrative Agent or any Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

               (xvii) all Real Property;

               (xviii) all Vehicles;

               (xix) to the extent not otherwise included, all monies and other property of any kind which is, after the Petition Date, received by such Grantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income;

               (xx) to the extent not otherwise included, all causes of action (other than claims of the Grantors under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code) and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Grantor; and


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               (xxi) to the extent not otherwise included above and to the extent the Grantors can grant a security interest therein, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

               (xxii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the foregoing.

           SECTION 11.2 PERFECTION OF SECURITY INTERESTS.

           (a) Each Grantor shall, at its expense, promptly and duly execute and deliver, and have recorded, such agreements, instruments and documents and perform any and all actions requested by the Administrative Agent at any time and from time to time to perfect, maintain, protect, and enforce the Lenders' security interest in the Collateral of such Grantor, including, without limitation, (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent, (ii) in the case of any Investment Property, Cash Collateral Accounts, Blocked Accounts, Control Accounts, Lockbox Accounts and other Deposit Accounts, taking any actions required by the Administrative Agent to enable the Administrative Agent to obtain "control" within the meaning of the UCC with respect thereto, including without limitation, executing and delivering Blocked Account Letters, Control Account Letters and Lockbox Account Agreements, (iii) executing and delivering such documents, agreements and instruments as may be required by the Administrative Agent to further evidence and perfect its security interests in all Intellectual Property, (iv) maintaining complete and accurate stock records,
(v) using its best efforts in delivering to the Administrative Agent negotiable warehouse receipts, if any, and, upon the Administrative Agent's request therefor, non-negotiable warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued,
(vi) placing notations on such Grantor's certificates of title or books of account to disclose the Administrative Agent's security interest therein, (vii) delivering to the Administrative Agent all documents, certificates and Instruments necessary or desirable to perfect the Administrative Agent's Lien in letters of credit on which such Grantor is named as beneficiary and all acceptances issued in connection therewith, (viii) after the occurrence and during the continuation of an Event of Default, transferring Inventory maintained in warehouses to other warehouses designated by the Administrative Agent and (ix) taking such other steps as are deemed necessary or desirable to maintain the Administrative Agent's security interest in the Collateral.

           (b) Each Grantor hereby authorizes the Administrative Agent at any time and from time to time to file financing statements or continuation statements and amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or such Grantor's agents or processors, such Grantor shall notify such warehouseman, bailee, agents or processors of the Administrative


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Agent's security interest, which notification shall specify that such Person shall hold all such Collateral for the benefit of the Administrative Agent and, upon the occurrence and during the continuance of an Event of Default, subject to the Administrative Agent's instructions. From time to time, each Grantor shall, upon the Administrative Agent's request, execute and deliver written instruments pledging to the Administrative Agent the Collateral described in any such instruments or otherwise, but the failure of such Grantor to execute and deliver such confirmatory instruments shall not affect or limit the Administrative Agent's security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied (other than contingent or indemnification obligations) and the Revolving Credit Commitments shall have been terminated, the Administrative Agent's security interest in the Collateral, and all Proceeds and products thereof, shall continue in full force and effect.

           (c) Notwithstanding subsections (a) and (b) of this Section 11.2, or any failure on the part of any Grantor or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement or the Order.

           SECTION 11.3 RIGHTS OF LENDER; LIMITATIONS ON LENDERS' OBLIGATIONS.

           (a) Subject to each Grantor's rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent of a security interest therein or the receipt by the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

           (b) Subject to Section 11.5 hereof, the Administrative Agent authorizes each Grantor to collect its Accounts, provided that such collection is performed in accordance with such Grantor's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, other than any requirement of notice provided in the Order, limit or terminate said authority at any time.

           (c) Subject to any requirement of notice provided in the Order, the Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the


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Contracts of the Borrower or any other Grantor, notify obligors of Instruments and Investment Property of the Borrower or any other Grantor and notify obligors in respect of Chattel Paper of the Borrower or any other Grantor that the right, title and interest of the Borrower or such Grantor in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Subject to any requirement of notice provided in the Order, upon the request of the Administrative Agent, the Borrower or such other Grantor will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Subject to any requirement of notice provided in the Order, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

           (d) The Administrative Agent shall have the right to make test verification of the Accounts in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith. Each Grantor, at its expense, will cause certified independent public accountants satisfactory to the Requisite Lenders to prepare and deliver to the Administrative Agent at any time and from time to time, promptly upon the Administrative Agent's request, the following reports: (i) a reconciliation of all Accounts of such Grantor, (ii) an aging of all Accounts of such Grantor,
(iii) trial balances, and (iv) a test verification of such Accounts as the Administrative Agent may request. The Administrative Agent shall have the right at any time to conduct periodic audits of the Accounts of any Grantor at the expense of the Borrower.

           SECTION 11.4 COVENANTS OF THE GRANTORS WITH RESPECT TO COLLATERAL. Each Grantor hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

           (a) Changes in Locations, Name, Etc. Such Grantor will not, except upon thirty (30) day's prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business if such change would require the filing of a new or additional financing statement by the Administrative Agent, or (ii) change its name, identity, taxpayer identification number, organizational identification number, or organizational structure or form to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become incorrect or misleading.

           (b) Maintenance of Records. Such Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. For the Administrative Agent's further security, each Grantor agrees that the Administrative Agent shall have a


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property interest in all of such Grantor's books and Records pertaining to the
Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and Records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

           (c) Indemnification With Respect to Collateral. In any suit, proceeding or action brought by the Administrative Agent relating to any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Investment Property, Instrument, Intellectual Property or other Collateral, such Grantor will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Administrative Agent.

           (d) Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 8.2 and will defend the right, title and interest of the Administrative Agent in and to all of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 8.2.

           (e) Limitations on Modifications of Accounts. Such Grantor will not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Accounts Receivable, Chattel Paper, Instruments, Payment Intangibles or Supporting Obligations, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Grantor.

           (f) Notices. Such Grantor will advise the Lenders promptly upon its becoming aware, upon reasonable investigation, and, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under
Section 8.2, and (ii) of the occurrence of any other event which could have a Material Adverse Effect with respect to the aggregate value of the Collateral or on the security interests created hereunder.

           (g) Maintenance of Equipment. Such Grantor will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Grantor on a basis consistent with past practices, ordinary wear and tear excepted.

           (h) Pledged Collateral.


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               (i) Upon request of the Administrative Agent, such Grantor will
          (x) deliver to the Administrative Agent, all certificates or Instruments representing or evidencing any Pledged Collateral, whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Exhibit N (a "Pledge Amendment"), in respect of such Additional Pledged Collateral and authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and (y) maintain all other Pledged Collateral constituting Investment Property in a Control Account. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

               (ii) Except as provided in Section 11.7, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

               (iii) Except as provided in Section 11.7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, the Order or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

               (iv) Such Grantor shall not grant Control over any Investment Property to any Person other than the Administrative Agent.


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               (v) In the case of each Grantor which is an issuer of Pledged
          Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

               (vi) Such Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under
          Section 8-103 of the UCC.

           (i) Intellectual Property.

               (i) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

               (ii) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

               (iii) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.


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               (iv) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

               (v) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

               (vi) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

               (vii) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

               (viii) Such Grantor will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

               (ix) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action as determined by the Borrower in its reasonable business judgment in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.


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           SECTION 11.5 PERFORMANCE BY AGENT OF THE GRANTORS' OBLIGATIONS. If
any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Revolving Loan, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor's obligations as permitted under this Section 11.5 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof. Moreover, neither the Administrative Agent nor the Lenders shall be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

           SECTION 11.6 LIMITATION ON AGENT'S DUTY IN RESPECT OF COLLATERAL. Neither the Administrative Agent nor any Lender shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Borrower, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Grantor.

           SECTION 11.7 REMEDIES, RIGHTS UPON DEFAULT.

           (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement, the Order and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice required by the Order or the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere.


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The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent in connection therewith, including, without limitation, attorney's fees and expenses), to the Obligations in any order deemed appropriate by the Administrative Agent, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, the UCC, need the Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than seven (7) days' notice to the Borrower (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address referred to in Section 13.8) of the time and place of any public sale of Collateral or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Administrative Agent and its agents shall have the right to enter upon any real property owned or leased by any Grantor to exercise any of its rights or remedies under this Agreement. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay its Obligations and all other amounts to which the Administrative Agent is entitled, the Grantors also being liable for the fees and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

           (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

           (c) Pledged Collateral.

               (i) During the continuance of an Event of Default, if the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein, and (ii) the Administrative Agent or its nominee may exercise
          (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other


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          designated agency upon such terms and conditions as the Administrative
          Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

               (iii) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to
          (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

           SECTION 11.8 THE ADMINISTRATIVE AGENT'S APPOINTMENT AS
                        ATTORNEY-IN-FACT.

           (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries' true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Administrative Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be reasonably necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby give the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

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               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor, its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

               (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

               (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral of such Grantor; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion exercised reasonably determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

           (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 11.8, except upon the occurrence or during the continuation of an Event of Default. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by section 362 of


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the Bankruptcy Code and each Grantor waives applicability thereof. The power of attorney granted pursuant to this Section 11.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

           (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

           (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement, (i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

           (e) All Obligations shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, claims against each Grantor in its Case which are administrative expense claims having priority over any all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code.

           SECTION 11.9 MODIFICATIONS.

           (a) The Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement and/or the Order (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Grantors (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

               (i) except for the Carve-Out having priority over the Obligations, no costs or expenses of administration which have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Grantors in respect of any Obligation, other than the claims of the Factor;

               (ii) the Liens and security interests granted herein shall constitute valid and perfected first priority Liens and security interests (subject only to (A) the Carve-Out, (B) Liens in favor of the Factor described in Section 4.19(d), (C) valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date and (C) Liens permitted under Section 8.2


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          (to the extent the same would have priority over the Liens and security interests granted hereunder to the Administrative Agent)) in accordance with sections 364(c)(2) and (3) of the Bankruptcy Code, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

               (iii) the Liens and security interests granted hereunder shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law.

           (b) Notwithstanding any failure on the part of any Grantor or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the Liens and security interests in the Collateral granted hereunder, the Order (when entered) shall automatically, and without further action by any Person, perfect such Liens and security interests against the Collateral.

                                  ARTICLE XII

                     THE ADMINISTRATIVE AGENT; THE ARRANGER

           SECTION 12.1 AUTHORIZATION AND ACTION.

           (a) Each Lender and each Issuer hereby appoints Citibank as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents or the Order and that under such Loan Documents the Administrative Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

           (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Grantor pursuant to the terms of this Agreement or the other Loan Documents.


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           (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the Administrative Agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

           SECTION 12.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 13.2; (b) may rely on the Register to the extent set forth in Section 13.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Grantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Grantor, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 12.3 THE ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Citibank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citibank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Grantor as if it were not acting as the Administrative Agent.

           SECTION 12.4 LENDER CREDIT DECISION. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Grantor in connection with the making and continuance of the Loans and


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with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

           SECTION 12.5 INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement, the Order or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement, the Order or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, the Order or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Grantor.

           SECTION 12.6 SUCCESSOR AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article


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XII as to any actions taken or omitted to be taken by it while it was
Administrative Agent under this Agreement, the Order and the other Loan
Documents.

           SECTION 12.7 THE ARRANGER. The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement, the Order or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

                                  ARTICLE XIII

                                  MISCELLANEOUS

           SECTION 13.1 AMENDMENTS, WAIVERS, ETC.

           (a) No amendment or waiver of any provision of this Agreement, the Order or any other Loan Document nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or the Administrative Agent, with the written consent of the Requisite Lenders), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following:

               (i) waive any of the conditions specified in Section 3.1 or 3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

               (ii) increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations;

               (iii) increase the Eligible Receivables Advance Rate, the Eligible Inventory Advance Rate, the percentage stated in the definition of "LC Support Eligible Inventory Amount" or the Trademark Advance Amount;

               (iv) increase the Available Credit or the Maximum Credit;

               (v) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section 2.9 does not provide for scheduled dates fixed for payment) or of the Revolving Credit Commitments;

               (vi) reduce the principal amount of any Loan or Reimbursement Obligation (other than by the payment or prepayment thereof);

               (vii) reduce the rate of interest on any Loan or Reimbursement Obligations or any fee payable hereunder;

               (viii) postpone any scheduled date fixed for payment of such interest or fees;


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               (ix) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

               (x) release Collateral having a Fair Market Value in excess of $5,000,000 in the aggregate during any Fiscal Year, except as provided in Section 11.7(a) or release any Guarantor from its obligations under the Guaranty except in connection with any sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

               (xi) amend Section 11.7(a) or this Section 13.1 or the definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, (A) that any modification of the application of payments to the Revolving Loans pursuant to Section 2.9 or the reduction of the Revolving Credit Commitments pursuant to Section 2.5(c) shall require the consent of the Requisite Lenders and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, the Order or the other Loan Documents.

           (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

           (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 13.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion exercised reasonably (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Revolving Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

           SECTION 13.2 ASSIGNMENTS AND PARTICIPATIONS.

           (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i)


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if any such assignment shall be of the assigning Lender's Revolving Credit
Outstandings and Revolving Credit Commitment, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assigning Lender's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); provided, however, that, notwithstanding any other provision of this Section 13.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing.

           (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

           (c) The Administrative Agent shall maintain at its address referred to in Section 13.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Grantors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and


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(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit B hereto, as applicable.

           (e) In addition to the other assignment rights provided in this
Section 13.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

           (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Grantor therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Grantors), except if any such amendment, waiver or other modification or consent would require the consent of each Lender in accordance with Section 13.1(a) hereof. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14(c), 2.14(e), 2.15 and 2.16 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.14(c), 2.14(e), 2.15 or 2.16, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

           (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to


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Section 2.4 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

           SECTION 13.3 COSTS AND EXPENSES.

           (a) The Borrower and each Guarantor shall jointly and severally upon demand pay to the Administrative Agent, the Arranger and the Collateral Monitoring Agent, or reimburse the Administrative Agent, the Arranger and the Collateral Monitoring Agent for, all reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Jones Day, and other local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by each of them in connection with (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Order and the Administrative Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution, delivery and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III), the Loan Documents, the Order and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder (including, without limitation, all reasonable due diligence, distribution, bank meetings, transportation, computer, duplication, messenger and related costs and expenses); (iii) the creation, perfection or protection of the Liens under the Loan Documents and the Order (including, without limitation, any search, filing and recording fees and reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents and the Order; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents and the Order; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Grantor, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents and the Order; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Grantor, any of the Borrowers' Subsidiaries, this Agreement, the Order or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the Order and the preparation, negotiation, and execution of the same.

           (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or the Order or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a


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"work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Grantor, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or the Order; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

           SECTION 13.4 INDEMNITIES.

           (a) The Borrower and each Guarantor shall jointly and severally indemnify and hold harmless the Administrative Agent, the Arranger, the Collateral Monitoring Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnified Party), which may be imposed on, incurred by or asserted against any such Indemnified Party in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnified Party is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, the Order, any Obligation, any Letter of Credit, any Disclosure Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 13.4 to an Indemnified Party with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Loan Document or the Order, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnified Party is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the


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Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent or such Lender.

           (b) The Borrower and each Guarantor shall jointly and severally indemnify the Administrative Agent, the Lenders, the Arranger, each Issuer, the Collateral Monitoring Agent for, and hold the Administrative Agent, the Lenders, the Arranger, each Issuer and the Collateral Monitoring Agent harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders, the Arranger, each Issuer and the Collateral Monitoring Agent for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Grantor or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

           (c) The Borrower, at the request of any Indemnified Party, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action against or with respect to any Indemnified Party and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnified Party requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnified Party shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnified Party in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnified Party.

           (d) The Borrower agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement (including pursuant to this Section 13.4), the Order or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnified Party under this Agreement, the Order or any other Loan Document.

           SECTION 13.5 LIMITATION OF LIABILITY. The Borrower and each Guarantor agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Grantor or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and the Order, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower and each Guarantor hereby waive, release and agree (for themselves and on behalf of their respective Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           SECTION 13.6 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at


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any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured; provided, however, that no Lender shall set off or apply any such deposits (general or special, time or demand, provisional or final) at any time held in connection with the Factoring Agreement or any successor factoring agreement against any of the Obligations hereunder. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

           SECTION 13.7 SHARING OF PAYMENTS, ETC.

           (a) If any Lender shall receive any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 13.3 or 13.4 (other than payments pursuant to Section 2.14, 2.15 or 2.16) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

           (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

           (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 13.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

           SECTION 13.8 NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

           (a) if to the Borrower:

                     Kasper A.S.L., Ltd.
                     77 Metro Way
                     Secaucus, NJ  07094
                     Attention:  Joseph B. Parsons
                     Telecopy No.:  (201) 864-7768


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                     with a copy to:

                     Weil, Gotshal & Manges
                     767 Fifth Avenue
                     New York, NY  10153-0119
                     Attention:  Alan B. Miller, Esq.
                     Telecopy No.: (212) 310-8007

           (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

           (c) if to any Issuer, at the address set forth under its name on
Schedule II; and

           (d) if to the Administrative Agent:

                     Citicorp USA, Inc.
                     Asset-Based Finance
                     388 Greenwich Street, 19th Floor
                     New York, NY  10013
                     Attention:  Brenda Cotsen, Vice President
                     Telecopy No:  (212) 816-2613

                     with a copy to:

                     Jones Day
                     222 East 41st Street
                     New York, NY 10017-6702
                     Attention:  Michael R. Bassett, Esq.
                     Telecopy No:  (212) 755-7306

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

           SECTION 13.9 NO WAIVER; REMEDIES. No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 13.10 BINDING EFFECT. This Agreement shall become effective upon entry of the Order and when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent


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and each Lender and their respective successors and assigns, except that the
Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

           SECTION 13.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law, and, to the extent applicable, the Bankruptcy Code.

           SECTION 13.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

           (a) Any legal action or proceeding with respect to this Agreement, the Order or any other Loan Document shall be brought in the Bankruptcy Court and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

           (b) Each Grantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement, the Order or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Grantor at its address specified in Section 13.8. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (c) Nothing contained in this Section 13.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law.

           (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two (2) Business Days thereafter.

           SECTION 13.13 WAIVER OF JURY TRIAL. Each of the Administrative Agent, the Lenders, the Issuers and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement, the Order or any other Loan Document.

           SECTION 13.14 MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or


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exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           SECTION 13.15 SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

           SECTION 13.16 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

           SECTION 13.17 ENTIRE AGREEMENT. This Agreement, together with the Order and all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

           SECTION 13.18 LIMITED DISCLOSURE.

           (a) The Borrower, each Lender and the Administrative Agent hereby agree that, from the commencement of discussions with respect to the Facility, the Borrower, each Lender and the Administrative Agent (and each of their respective, and their respective Affiliates', employees, officers, directors, representatives and agents) are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects of the Facility, and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, any Lender or the Administrative Agent related to such structure and tax aspects. In this regard, the Borrower, each Lender and the Administrative Agent acknowledge and agree that the disclosure of the structure or tax aspects of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower, each Lender and the Administrative Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person.

           (b) To the extent not inconsistent with paragraph (a) above, neither the Administrative Agent nor any Lender may disclose to any Person (i) the existence and status of any ongoing negotiations among the Borrower, the Lenders and the Administrative Agent concerning the Facility, (ii) any specific pricing information provided by the Borrower to any Lender or the Administrative Agent


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in connection with the Facility, (iii) any of the specific properties or assets involved in the Facility (other than generic properties or assets relating to the structure of the Facility), (iv) the identity of any participants in the Facility or (v) any information that constitutes material non-public information regarding the Borrower or its Subsidiaries for purposes of Regulation FD of the Securities and Exchange Commission or any other federal or state securities laws (it being acknowledged and agreed that the provisions of this Agreement with respect to such information are reasonably necessary to comply with Regulation FD and/or such other federal and state securities laws) (collectively, "Borrower Information"), except to its and its Affiliates' officers, employees, agents, accountants, legal counsel and other representatives who have a need to know such Borrower Information for the purpose of assisting in the negotiation and completion of the Facility or who are otherwise expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement.

           (c) The provisions of paragraph (b) above shall not apply to Borrower Information that is a matter of general public knowledge or that has heretofore been or is hereafter published in any source generally available to the public or that is required to be disclosed by law, regulation or judicial order, including pursuant to the tax shelter regulations under Sections 6011, 6111 and 6112 of the Code or, in the case of the Administrative Agent or any Lender, is requested by any regulatory body with jurisdiction over the Administrative Agent or any Lender, or to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 13.18.

           (d) The confidentiality provisions contained in (i) the Commitment Letter, dated December 17, 2002, among the Borrower, the Administrative Agent, Foothill and GMAC, (ii) the Joint Proposal Letter, dated October 23, 2002, among the Borrower, the Administrative Agent, Foothill and GMAC, (iii) the Confidentiality Agreement, dated August 27, 2002, between Citibank, N.A. and Foothill, (iv) the Confidentiality Agreement, dated September 4, 2002, between Citibank, N.A. and GMAC and (v) the Confidentiality Agreement, dated August 22, 2002, between Citibank, N.A. and the Borrower, are, in each case, hereby amended and restated in their entirety to conform to this Section 13.18.

           SECTION 13.19 EXIT FACILITY. Each Lender and the Administrative Agent hereby agrees to make available to the Borrower, as of the Effective Date, the Exit Facility (i) on substantially similar terms as contained in this Agreement,
(ii) subject to substantially similar definitive documentation as the Loan Documents and the Order, with such appropriate changes as agreed upon by the Borrower, the Administrative Agent and the Lenders and (iii) subject to the following conditions precedent:

           (a) The Borrower shall maintain Available Credit of at least (i) $10,000,000, if the closing of the Exit Facility occurs on or prior to February 28, 2003, or (ii) $12,500,000, if the closing of the Exit Facility occurs on or after March 1, 2003;

           (b) The Borrower shall maintain minimum EBITDA for the latest twelve months of an amount not less than $35,000,000 at the closing of the Exit Facility;

           (c) There shall have occurred no Default or Event of Default;


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           (d) The Bankruptcy Court shall have entered the Confirmation Order, which (i) shall be satisfactory to the Administrative Agent and the Lenders in all material respects and (ii) shall have become a final order;

           (e) The Administrative Agent and the Lenders shall be satisfied with the capital structure of the Borrower and its Subsidiaries in all material respects, including, without limitation, the amount and terms of all Indebtedness that will be outstanding on the Effective Date;

           (f) The Plan, including the treatment of tax claims, shall be satisfactory to the Administrative Agent and Lenders in all material respects;

           (g) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that: (i) the Effective Date shall have occurred and the Plan shall be in full force and effect and all conditions precedent to the effectiveness of the Plan and the Confirmation Order shall have been satisfied, or validly waived, including, without limitation, the execution, delivery and performance of all of the conditions thereof other than conditions that have been validly waived, and (ii) no motion, action or proceeding by any creditor or other party-in-interest in the Cases shall be pending which could adversely affect the Plan or the Confirmation Order or the business or operations of the Borrower or any Guarantor;

           (h) None of the Borrower or any Guarantor, any creditor or any other party in interest shall have, as of such date, challenged the validity, enforceability, allowance, perfection or priority of any of the claims and security interests of the Lenders under the Facility (unless such challenge has been withdrawn or dismissed); and






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           (i) The Borrower shall have paid to the Administrative Agent and the
Lenders in full in cash all interest and fees payable under the Facility and all other fees and expenses payable by the Borrower and the Guarantors described in this Agreement or in the Fee Letter.

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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 Borrower

                                 KASPER A.S.L., LTD.,
                                 as Borrower

                                 By: /s/ Joseph B. Parsons
                                     ----------------------------------------
                                     Name: Joseph B. Parsons
                                     Title: Executive Vice President and
                                            Chief Financial Officer


                                 Guarantors

                                 A.S.L. RETAIL OUTLETS, INC.
                                 ASL/K LICENSING CORP.
                                 KASPER HOLDINGS INC.
                                 AKC ACQUISITION, LTD.,
                                 each as a Guarantor

                                 By: /s/ Joseph B. Parsons
                                     ----------------------------------------
                                     Name: Joseph B. Parsons
                                     Title: Executive Vice President and
                                            Chief Financial Officer



                                 LION LICENSING, LTD.,
                                 as Guarantor

                                 By: /s/ Lee S. Sporn
                                     ----------------------------------------
                                     Name: Lee S. Sporn
                                     Title: Vice President

                                 CITICORP USA, INC.,
                                 as Administrative Agent and Arranger

                                 By: /s/ Brenda Cotsen
                                     ----------------------------------------
                                     Name: Brenda Cotsen
                                     Title: Director

                                 Issuers

                                 CITIBANK, N.A., as Issuer

                                 By: /s/ Brenda Cotsen
                                     ----------------------------------------
                                     Name: Brenda Cotsen
                                     Title: Director

                                 Lenders

                                 CITICORP USA, INC., as a Lender

                                 By: /s/ Brenda Cotsen
                                     ----------------------------------------
                                     Name: Brenda Cotsen
                                     Title: Director



                                 THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

                                 By: /s/ Frank A. Grimaldi
                                     ----------------------------------------
                                     Name: Frank A. Grimaldi
                                     Title: Vice President



                                 FOOTHILL CAPITAL CORPORATION, as a Lender

                                 By: /s/ Sam Cirelli
                                     ----------------------------------------
                                     Name: Sam Cirelli
                                     Title: Senior Vice President



                                 GMAC BUSINESS CREDIT LLC, as a Lender

                                 By: /s/ Steven J. Brown
                                     ----------------------------------------
                                     Name: Steven J. Brown
                                     Title: Vice President